Exhibit 10.2

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

AGILENT TECHNOLOGIES, INC.

AND

KEYSIGHT TECHNOLOGIES, INC.

AUGUST 1, 2014

i

ii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of August 1, 2014 (this “Agreement”), is by and between Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and Keysight Technologies, Inc., a Delaware corporation (“Keysight”).

R E C I T A L S:

WHEREAS, the board of directors of Agilent (the “Agilent Board”) has determined that it is in the best interests of Agilent and its shareholders to create a new publicly traded company that shall operate the Keysight Business;

WHEREAS, in furtherance of the foregoing, the Agilent Board has determined that it is appropriate and desirable to separate the Keysight Business from the Agilent Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of Agilent Shares on the Record Date of all the outstanding Keysight Shares owned by Agilent (the “Distribution”);

WHEREAS, in order to effectuate the Separation and Distribution, Agilent and Keysight have entered into a Separation and Distribution Agreement, dated as of August 1, 2014 (the “Separation Agreement”); and

WHEREAS, in addition to the matters addressed by the Separation Agreement, the parties desire to enter into this Agreement to set forth the agreement between the parties relating to the transfer of employees between the companies and their respective compensation and benefit plans and programs, the division of assets and liabilities associated with certain employment, compensation and benefit matters, and other matters associated with the replication of certain employee benefits plans and programs.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.                          Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below.  Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement.

“Action” shall mean any demand, action, claim, dispute, charge of discrimination, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” (including, with a correlative meaning, “affiliated”) shall mean, when used with respect to a specified Person, a Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such specified Person.  For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise.  It is expressly agreed that, from and after the Effective Time and for purposes of this Agreement and the other Transaction Documents, no member of the Keysight Group shall be deemed to be an Affiliate of any member of the Agilent Group, and no member of the Agilent Group shall be deemed to be an Affiliate of any member of the Keysight Group; provided, that for purposes of this Agreement such rule shall also be applicable from and after the Operational Separation Date as the context requires.

“Agilent” shall have the meaning set forth in the preamble to this Agreement.

“Agilent 401(k) Plan” shall mean the Agilent Technologies, Inc. 401(k) Plan, as amended and restated January 1, 2014.

“Agilent 401(k) Trust” shall have the meaning set forth in Section 5.03(b).

“Agilent 1999 Non-Employee Director Stock Plan” means the Agilent Technologies, Inc. 1999 Non-Employee Director Stock Plan (amended and restated 2007).

“Agilent 1999 Stock Plan” shall mean the Agilent Technologies, Inc. 1999 Stock Option Plan (amended and restated 2006).

“Agilent 2009 Stock Plan” shall mean the Agilent Technologies, Inc. 2009 Stock Plan.

“Agilent Benefit Plan” shall mean any Benefit Plan established, sponsored or maintained by Agilent or any of its Subsidiaries immediately prior to the Separation Date, excluding any Keysight Benefit Plan.

“Agilent Board” shall have the meaning set forth in the recitals to this Agreement.

“Agilent Business” shall have the meaning set forth in the Separation Agreement.

“Agilent California Voluntary Plan Fund” shall mean the bank account established by Agilent to hold California employee contributions for the Agilent Technologies, Inc. Disability Plan.

“Agilent Compensation Committee” shall mean the Compensation Committee of the Agilent Board.

“Agilent Deferred Compensation Plans” shall mean the Agilent Technologies, Inc. 2005 Deferred Compensation Plan (DCP), the Agilent Technologies, Inc. Deferred Compensation Plan (Frozen), the Agilent Technologies, Inc. 2005 Deferred Compensation Plan for

Non-Employee Directors, and the Agilent Technologies, Inc. Deferred Compensation Plan for Non-Employee Directors (Frozen).

“Agilent DPSP” shall mean Agilent Technologies, Inc. Deferred Profit Sharing Plan, as amended and restated November 1, 2013.

“Agilent Equity Awards” shall mean, collectively, Agilent Options, Agilent RSU Awards, and Agilent Performance Share Awards.

“Agilent Equity Plan” shall mean any equity compensation plan sponsored or maintained by Agilent immediately prior to the Effective Time (other than the Agilent ESPP), including the Agilent 2009 Stock Plan, the Agilent 1999 Stock Plan, and the Agilent 1999 Non-Employee Director Stock Plan.

“Agilent ESPP” shall mean the Agilent Technologies, Inc. Employee Stock Purchase Plan (amended and restated effective November 1, 2008).

“Agilent Group” shall mean Agilent and each Person that is or becomes a Subsidiary of Agilent; provided that, on and following the Operational Separation Date, “Agilent Group” shall exclude members of the Keysight Group and, for clarity, immediately following the Operational Separation Date, shall include those entities set forth on Schedule 2.2(b)(ii)(B) to the Separation Agreement.

“Agilent Group Employee” shall mean an individual who, as of the Operational Separation Date is, (i) employed by, or, on an approved leave of absence from, any member of the Agilent Group, or (ii) a Former Agilent Group Employee.  Subject to applicable Law, such term shall also include any individual who otherwise would be a Keysight Group Employee but who fails to execute a Keysight ARCIPD as described in Section 2.05(c).

“Agilent Long-Term Performance Program” shall mean the Agilent Technologies Long-Term Performance Program (as amended and restated November 1, 2005).

“Agilent Master Trust” shall mean the Agilent Technologies, Inc. Master Trust, effective as of November 1, 2003.

“Agilent Nonqualified Plans” shall mean the Agilent Technologies, Inc. Supplemental Benefit Retirement Plan, the Agilent Technologies, Inc. International Relocation Benefit Plan, the Agilent Technologies, Inc. Excess Benefit Retirement Plan, the Agilent Technologies, Inc. Global Relocation Supplement Plan, and the Agilent Deferred Compensation Plans.

“Agilent Option” shall mean a stock option to purchase Agilent Shares, granted pursuant to an Agilent Equity Plan, that is outstanding as of immediately prior to the Effective Time.

“Agilent Performance Share Award” shall mean a performance share award, granted pursuant to the Agilent 2009 Stock Plan, including Agilent Long-Term Performance

Program, which award includes a “new executive stock award” (as defined in the Agilent 2009 Stock Plan as a performance-based stock award granted to a newly hired executive).

“Agilent Rabbi Trust” shall mean the Agilent Technologies, Inc. 2005 Deferred Compensation Plan and the Agilent Technologies, Inc. 2005 Non-Employee Directors Deferred Compensation Plan Trust established pursuant to the trust agreement between Agilent Technologies, Inc. and Fidelity Management Trust Company dated October 28, 2009, as amended.

“Agilent Ratio” shall mean the quotient obtained by dividing (i) the Pre-Distribution Agilent Stock Value, by (ii) the Post-Distribution Agilent Stock Value.

“Agilent Retiree Medical Trust Agreement” shall mean the Trust Agreement by and between Agilent Technologies, Inc., as Plan Sponsor and as Named Fiduciary, and The Bank of New York Mellon, dated December 31, 2010.

“Agilent Retirement Plan” shall mean the Agilent Technologies, Inc. Retirement Plan, as amended and restated November 1, 2013.

“Agilent RSU Award” shall mean a restricted stock unit award, granted pursuant to an Agilent 2009 Stock Plan, that is outstanding as of immediately prior to the Effective Time, which is not otherwise accelerated solely by virtue of the Distribution.

“Agilent Share” shall mean a share of Agilent common stock, par value $0.01 per share.

“Agilent Variable Pay Plans”  Any annual variable incentive plan, program or arrangement sponsored by a member of the Agilent Group pursuant to which an Employee or non-employee director is eligible to receive a cash award, subject in whole or in part to the achievement of performance goals over a period of no more than one (1) year, including without limitation the Agilent Technologies, Inc. Variable Pay Plan, Agilent Technologies, Inc. 2010 Performance-Based Compensation Plan for Covered Employees, and Agilent Technologies, Inc. 2009 Performance-Based Compensation Plan for Non-Covered Employees.

“Agilent Welfare Plan” shall mean any Welfare Plan established, sponsored, maintained or contributed to by Agilent or any of its Subsidiaries for the benefit of Employees, including each Welfare Plan listed on Schedule 2.04(a)(i).

“Agreement” shall have the meaning set forth in the preamble to this Agreement and shall include all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 9.20.

“ARCIPD” shall mean an Agreement Regarding Confidential Information and Proprietary Developments between Agilent or any of its subsidiaries, or Keysight, or any of its subsidiaries, as applicable, and any Employee.

“Assets” shall have the meaning set forth in the Separation Agreement.

“Automatic Transfer Employees” shall mean those Keysight Group Employees or Agilent Group Employees, as applicable, where local employment Laws, including but not limited to the Transfer Regulations, require an automatic transfer of employees upon the transfer of a business as a going concern and such business transfer occurs by operation of Law.

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including cash or deferred arrangement plans, profit sharing plans, post-employment programs, pension plans, thrift plans, supplemental pension plans, welfare plans, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, adoption assistance, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays; provided, however, that the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies or Individual Agreements.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contract” shall mean any agreement, contract, obligation, indenture, instrument, lease, promise, arrangement, commitment or undertaking (whether written or oral and whether express or implied).

“Distribution” shall have the meaning set forth in the recitals to this Agreement.

“Distribution Date” shall mean the date on which Agilent commences distribution of the issued and outstanding Keysight Shares to the holders of Agilent Shares.

“Effective Time” shall mean the time at which the Distribution occurs on the Distribution Date, which shall be deemed to be 12:01 a.m., New York City time, on the Distribution Date.

“Employee” shall mean any Agilent Group Employee or Keysight Group Employee.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Force Majeure” shall mean, with respect to a party, an event beyond the control of such party (or any Person acting on its behalf), which by its nature could not reasonably have been foreseen by such party (or such Person), or, if it could have reasonably been foreseen, was unavoidable, and includes acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one (1) or more acts of terrorism or failure of energy sources or distribution facilities.

“Former Agilent Group Employee” shall mean any individual who, as of the Operational Separation Date, is a former employee of the Agilent Group (other than any Former Keysight Group Employee).

“Former Keysight Group Employee” shall mean any individual who, as of the Operational Separation Date is, (i) a former employee of the Agilent Group whose most recent employment with the Agilent Group was in the Keysight Business, (ii) a former employee of the Keysight Group, or (iii) an individual identified as a Former Keysight Employee on the list previously prepared by Agilent and supplied to Keysight, and approved by Agilent in its sole discretion, not later than the Operational Separation Date.

“Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign, transnational or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“HIPAA” shall mean the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“Individual Agreement” shall mean any individual (i) employment contract, (ii) retention, severance or change of control agreement, (iii) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country), or (iv) other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the Agilent Group and a Keysight Group Employee, as in effect immediately prior to the Operational Separation Date.

“IRS” shall mean the United States Internal Revenue Service.

“Keysight” shall have the meaning set forth in the preamble to this Agreement.

“Keysight 401(k) Plan” shall mean the Keysight Technologies, Inc. 401(k) Plan, to be adopted by Keysight prior to or on the Operational Separation Date as described in Section 5.03(a).

“Keysight 401(k) Trust” shall have the meaning set forth in Section 5.03(a).

“Keysight Equity Awards” shall mean, collectively, Keysight Stock Options, Keysight RSU Awards, and Keysight Performance Share Awards.

“Keysight Benefit Plan” shall mean any Benefit Plan established, sponsored, maintained or contributed to by a member of the Keysight Group prior to, on or after the Operational Separation Date.

“Keysight Board” shall mean the Board of Directors of Keysight.

“Keysight Business” shall have the meaning set forth in the Separation Agreement.

“Keysight California Voluntary Plan Fund” shall mean the bank account to be established by Keysight to hold California employee contributions for the Keysight Technologies, Inc. Disability Plan.

“Keysight Deferred Compensation Plans” shall mean the Keysight Technologies, Inc. 2014 Deferred Compensation Plan (DCP), the Keysight Technologies, Inc. 2014 Deferred Compensation Plan for Non-Employee Directors, and the Keysight Technologies, Inc.  Deferred Compensation Plan (Frozen) with such plans to be adopted as described in Section 7.01(a) by Keysight prior to or on the Operational Separation Date or Distribution Date, as applicable.

“Keysight DPSP” shall mean the Keysight Technologies, Inc. Deferred Profit Sharing Plan, to be adopted by Keysight prior to or on the Operational Separation Date as described in Section 5.02(a).

“Keysight Equity Plan” shall mean the Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan to be adopted by Keysight on or prior to the Distribution Date.

“Keysight ESPP” shall mean the Keysight Technologies, Inc. Employee Stock Purchase Plan, to be adopted by Keysight prior to or on the Distribution Date as described in Section 4.02(b), and which shall be intended to meet the requirements of Section 423(b) of the Code.

“Keysight Group” shall mean Keysight and each Person that is or becomes a Subsidiary of Keysight on and following the Operational Separation Date including, for clarity, those entities set forth on Schedule 2.2(a)(ii)(B) to the Separation Agreement.

“Keysight Group Employee” shall mean an individual who, as of the Operational Separation Date is, (i) employed by, or on an approved leave of absence from, Keysight or any of its Affiliates (other than an individual who otherwise would be a Keysight Group Employee but who fails to execute a Keysight ARCIPD as described in Section 2.05(c) subject to applicable Law) or (ii) a Former Keysight Group Employee.

“Keysight Master Trust” shall mean the trust established by Keysight prior to or on the Operational Separation Date, which is intended to hold the assets of the Keysight Retirement Plan and the Keysight DPSP.

“Keysight Nonqualified Plans” shall mean (i) the Keysight Deferred Compensation Plans and (ii) the Keysight Technologies, Inc. Supplemental Benefit Retirement Plan, the Keysight Technologies, Inc. International Relocation Benefit Plan, and the Keysight Technologies, Inc.

Excess Benefit Retirement Plan, with such plans described in (ii) to be adopted by Keysight prior to or on the Operational Separation Date, as described in Section 7.01(a).

“Keysight Option” shall mean an option to purchase Keysight Stock granted by Keysight pursuant to the Keysight Equity Plan in accordance with Section 4.01(c).

“Keysight Performance Share Award” shall mean a performance share award granted pursuant to the Keysight Equity Plan in accordance with Section 4.01(d), including any new executive stock awards granted to newly hired executives.

“Keysight Rabbi Trust” shall mean the trust to be established by Keysight prior to or on the Operational Separation Date as described in Section 7.02.

“Keysight Retiree Medical Trust” shall mean the trust agreement by and between Keysight and the trustee thereof, to be adopted by Keysight prior to or on the Operational Separation Date as described in Section 8.08.

“Keysight Retirement Plan” shall mean the Keysight Technologies, Inc. Retirement Plan, to be adopted by Keysight prior to or on the Operational Separation Date as described in Section 5.01(a).

“Keysight RSU Award” shall mean a restricted stock unit award granted pursuant to the Keysight Equity Plan in accordance with Section 4.01(b).

“Keysight Share” shall mean a share of Keysight common stock, par value $0.01 per share.

“Keysight Stock Ratio” shall mean the quotient obtained by dividing (i) the Pre-Distribution Agilent Stock Value, by (ii) the Keysight Stock Value.

“Keysight Stock Value” shall mean the VWAP of a Keysight Share.

“Keysight Variable Pay Plans” shall mean variable pay plans, programs or arrangements established by Keysight on or prior to the Distribution Date in accordance with Section 4.03(b).

“Keysight Welfare Plans” shall mean any Welfare Plan established, sponsored, maintained or contributed to by any member of the Keysight Group for the benefit of Keysight Group Employees.

“Law” shall mean any national, supranational, foreign, international, multinational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” shall mean any and all debts, guarantees, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured,

reserved or unreserved, or determined or determinable, including those arising under any Law, claim (including any claim arising in connection with a Benefit Plan), demand, Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and those arising under any Contract, release, warranty, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Material Feature” shall mean any feature of a Benefit Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants (or their dependents or beneficiaries) (in the aggregate) of that Benefit Plan, which could include, depending on the type and purpose of the particular Benefit Plan, the class or classes of employees eligible to participate in such plan, the nature, type, form, source, and level of benefits provided under such plan and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such plan.

“Non-Automatic Transfer Employees” shall mean those Keysight Group Employees or Agilent Group Employees, as applicable, who are employed by a non-U.S. Subsidiary of Agilent or Keysight and not Automatic Transfer Employees.

“Non-U.S. Agilent Benefit Plan” shall mean an Agilent Benefit Plan (excluding Agilent Nonqualified Plans) established, maintained, or contributed to by a member of Agilent Group that is primarily for the benefit of Agilent Group Employees who are or were employed by a non-U.S. Subsidiary of Agilent.

“Non-U.S. Keysight Benefit Plan” shall mean a Keysight Benefit Plan (excluding Keysight Nonqualified Plans) established, maintained, or contributed to by a member of the Keysight Group that is primarily for the benefit of Keysight Group Employees who are or were employed by a non-U.S. Subsidiary of Keysight.

“Non-U.S. Retirement Plan” means an Agilent Benefit Plan or Keysight Benefit Plan, the primary purpose of which is to provide retirement benefits to Agilent Group Employees and/or Former Agilent Group Employees who are or were employed by a non-U.S. Subsidiary of Agilent, or to Keysight Group Employees and/or Former Keysight Group Employees who are or were employed by a non-U.S. Subsidiary of Agilent or Keysight, respectively.

“NYSE” shall mean the New York Stock Exchange.

“Offering Period” shall have the meaning set forth in the Agilent ESPP or the Keysight ESPP, as the context requires.

“Operational Separation Date” shall mean August 1, 2014, being the date the Keysight Business is segregated operationally from the Agilent Business.

“Option Exercise Price Ratio” shall mean, with respect to an Agilent Option, the quotient obtained by dividing (i) the per share exercise price of such Agilent Option immediately prior to the Effective Time, by (ii) the Pre-Distribution Agilent Stock Value.

“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, Governmental Authority or other entity.

“Post-Distribution” shall refer to any period of time as of or after the Effective Time.

“Post-Distribution Agilent Awards” shall mean, collectively, Post-Distribution Agilent Options, Post-Distribution Agilent RSU Awards and Post-Distribution Agilent Performance Share Awards.

“Post-Distribution Agilent Option” shall mean an Agilent Option as adjusted as of the Effective Time in accordance with Section 4.01(c).

“Post-Distribution Agilent Performance Share Award” shall mean an Agilent Performance Share Award as adjusted as of the Effective Time in accordance with Section 4.01(d).

“Post-Distribution Agilent RSU Award” shall mean an Agilent RSU Award as adjusted as of the Effective Time in accordance with Section 4.01(b).

“Post-Distribution Agilent Stock Value” shall mean the VWAP of Agilent Shares.

“Pre-Distribution Agilent Stock Value” shall mean the closing price of Agilent Shares trading “regular way with due bills” on the NYSE during the Trading Session immediately prior to the Distribution Date.

“Purchase Date” shall have the meaning set forth in the Agilent ESPP.

“Purchase Period” shall have the meaning set forth in the Agilent ESPP or the Keysight ESPP, as the context requires.

“QDRO” shall mean a qualified domestic relations order within the meaning of ERISA Section 206(d) and Section 414(p) of the Code.

“Qualification Requirements” shall mean, in the aggregate, the tax qualification requirements of Section 401(a) of the Code, the tax exemption requirements of Section 501(a) of the Code, and the requirements described in Sections 401(k) and 401(m) of the Code in respect of a plan intended to meet such requirements.

“Record Date” shall mean the date determined by the Agilent Board as the record date for the Distribution.

“Returning Agilent Employee” shall have the meaning set forth in Section 3.02(e).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Separation Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Services Agreement” shall mean the Services Agreement in substantially the form attached to the Separation Agreement as Exhibit A, to be entered into by and between Agilent and Keysight on or prior to the Distribution Date.

“Subsequently Transferred Keysight Employees” shall have the meaning set forth in Section 3.02(d).

“Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Third Party” shall mean a Person that is not a member of the Agilent Group or the Keysight Group.

“Trading Session” shall mean the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading in Agilent Shares or Keysight Stock (as applicable) is permitted on the NYSE.

“Transaction Documents” shall mean, collectively, this Agreement, the Separation Agreement, the Services Agreement, the Tax Matters Agreement, the Intellectual Property and License Agreement, the Manufacturing Trademark License Agreement, the Intercompany Agreements, the Real Estate Agreement, and the Transfer Documents.

“Transfer Date” shall mean (i) the date a Returning Agilent Employee transfers employment from the Keysight Group to the Agilent Group and/or (ii) the date a Subsequently Transferred Keysight Employee transfers employment from the Agilent Group to the Keysight Group.

“Transferred Account Balances” shall have the meaning set forth in Section 8.01(c).

“Transfer Regulations” shall mean the Council Directive 77/187/EEC of 14 February 1977 on the approximation of the laws of the Member States relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of businesses (and its amendments) (collectively, the “Acquired Rights Directive”) and the legislation and regulations of any EU Member State implementing such Acquired Rights Directive.

“Transferred Non-U.S. Employee” shall mean a Keysight Group Employee or Agilent Group Employee, as applicable, who is or was employed by a non-U.S. Subsidiary of Agilent or Keysight who is an Automatic Transfer Employee or a Non-Automatic Transfer Employee.

“U.S.” shall mean the United States of America.

“VWAP” shall mean the volume-weighted average trading price of Agilent Shares or Keysight Shares, as applicable, over the first two (2) Trading Sessions immediately after the Distribution Date, computed by dividing (i) the aggregate sales price of all shares sold over the NYSE during such two (2) Trading Sessions, by (ii) the number of such sold shares.

“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, wellness, mental health, substance abuse and retiree health), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, flexible spending accounts, or severance.

ARTICLE II
GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01.                          General Principles.

(a)                                 Acceptance and Assumption of Liabilities.  At or prior to the Operational Separation Date, except as provided in this Agreement, Keysight and/or one (1) or more of its Subsidiaries designated by Keysight shall retain or accept, and assume, and agree faithfully to perform, discharge and fulfill the following Liabilities in accordance with their respective terms.  Keysight and such Subsidiaries shall be responsible for all such Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or subsequent to the Operational Separation Date, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the date of this Agreement, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Agilent Group or the Keysight Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates:

(i)                         any and all wages, salaries, incentive compensation, commissions, bonuses, variable pay, severance and any other employee compensation or benefits payable to or on behalf of any Keysight Group Employees after the Operational Separation Date, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, variable pay, severance or other employee compensation or benefits are or may have been earned, other than claims for benefits with respect to which a lawsuit has not been filed, made by or with respect to any Keysight Group Employees in connection with any Benefit Plan retained or, if any, assumed by any member of the Agilent Group pursuant to this Agreement, the Separation Agreement or any other Transaction Document;

(ii)                      any and all Liabilities whatsoever with respect to claims made by or with respect to any Keysight Group Employees in connection with any Benefit Plan other than claims for benefits with respect to which a lawsuit has not been filed, made by or with respect to any Keysight Group Employee in connection with any Benefit Plan retained or, if any, assumed by any member of the Agilent Group pursuant to this Agreement, the Separation Agreement or any other Transaction Document;

(iii)                   any and all Liabilities with respect to any Keysight Group Employees as required under applicable Law;

(iv)                  any and all Liabilities with respect to the Philips Lumileds Lighting Company employees who are referenced by name in certain Agilent Benefit Plans, including the obligation to recognize credit for service or compensation with the Philips Lumileds Lighting Company under certain Agilent Benefit Plans including the Agilent Technologies, Inc. Health Plan for Retirees and Agilent Retirement Plan, as such plans are in effect immediately prior to the Operational Separation Date; and

(v)                     any and all Liabilities expressly assumed by any member of the Keysight Group pursuant to this Agreement.

For purposes of this Section 2.01(a), as of the relevant Transfer Date, the term “Keysight Group Employees” shall also include any Subsequently Transferred Keysight Employees and exclude any Returning Agilent Employees.

(b)                                 Acceptance and Assumption of Agilent Liabilities.  At or prior to the Operational Separation Date, except as otherwise provided in this Agreement Agilent and/or one (1) or more of its Subsidiaries designated by Agilent (other than any member of the Keysight Group) shall retain or accept and assume from one (1) or more of its Subsidiaries designated by Agilent and agree faithfully to perform, discharge and fulfill the following Liabilities in accordance with their respective terms (each of which shall be considered an Agilent Liability).  Agilent and such Subsidiaries shall be responsible for all such Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Operational Separation Date, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the date of this Agreement, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Agilent Group or the Keysight Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates:

(i)                         any and all wages, salaries, incentive compensation, commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any Agilent Group Employees after the Operational Separation Date, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits are or may have been earned, other than claims for benefits with respect to which a lawsuit has not been filed, made by or with respect to any Agilent Group Employees in connection with any Benefit Plan, if any, retained, assumed or adopted by any members of the Keysight Group pursuant to this Agreement, the Separation Agreement or any Transaction Document;

(ii)                      any and all Liabilities whatsoever with respect to claims made by or with respect to any Agilent Group Employees in connection with any Benefit Plan other than claims for benefits with respect to which a lawsuit has not been filed made by or with respect to any Agilent Group Employee in connection with any Benefit Plan, if any, retained, assumed or adopted by any members of the Keysight Group pursuant to this Agreement, the Separation Agreement or any Transaction Document;

(iii)                   any and all Liabilities with respect to any Agilent Group Employees as required under applicable Law; and

(iv)                  any and all Liabilities expressly assumed or retained by any member of the Agilent Group pursuant to this Agreement.

For purposes of this Section 2.01(b), as of the relevant Transfer Date, the term “Agilent Group Employees” shall also include any Returning Agilent Employees and exclude any Subsequently Transferred Keysight Employees.

(c)                                  Other Allocation of Liabilities.  To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the parties later determine that they should be allocated in connection with the Distribution (whether on the Distribution Date or the Operational Separation Date), the parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

Section 2.02.                          Plan Authority.  Prior to the Operational Separation Date, actions required under this Agreement by any member of the Keysight Group or, where applicable, any member of the Agilent Group, shall be authorized and taken where applicable (i) by Agilent in its capacity as the direct or indirect sole shareholder of Keysight, whether by shareholder consent, action by the Agilent Board or a committee thereof or its delegate as well as by any officer or employee of any member of the Agilent Group or (ii) by the member of the Keysight Group whether by shareholder consent, action by the board of directors of the applicable Keysight Group member or a committee thereof.  On or after the Operational Separation Date, actions required under this Agreement by any member of the Keysight Group, or, where applicable, the Agilent Group, shall be taken by such member whether by shareholder consent, action by the Keysight Board, or, where applicable, the Agilent Board, or the board of directors of the applicable Keysight Group member, or, where applicable, the Agilent Group member, or a committee thereof or its delegate, as well as by any officer or employee of any member of the Keysight Group, or, where applicable, the Agilent Group.  On or after the Operational Separation Date, actions consisting of fiduciary duties under ERISA with respect to a Keysight Benefit Plan shall be taken by the applicable named fiduciary under such plan.

Section 2.03.                          Service Credit.

(a)                                 Service for Eligibility, Vesting, and Benefit Purposes.

The Keysight Benefit Plans shall, and Keysight shall cause each member of the Keysight Group to, recognize each Keysight Group Employee’s and Subsequently Transferred Keysight Employee’s recognized service with Agilent or any of its Subsidiaries or predecessor entities at or before the Operational Separation Date or Transfer Date, as applicable, with respect to those Keysight Benefit Plans adopted or maintained by the Keysight Group on or as of the Operational Separation Date or as otherwise required by applicable Law, to the same extent that such service was recognized by Agilent for similar purposes prior to the Operational Separation Date or the Transfer Date, as applicable. Notwithstanding the foregoing, Keysight shall cause each member of the Keysight Group, and Agilent shall cause each member of the Agilent Group, to recognize service with either the Keysight Group or the Agilent Group that is recognized as of the Distribution Date. The service crediting provisions shall be subject to any respectively applicable “service bridging,” “break in service,” “employment date” or “eligibility date” rules under the Agilent Benefit Plans or Keysight Benefit Plans.  Except as required by applicable law, the Keysight Benefit Plans shall not recognize service with the Agilent Group for periods on or after the Distribution Date.

(i)                         The Agilent Benefit Plans shall, and Agilent shall cause each member of the Agilent Group to, recognize each Agilent Group Employee’s and Returning Agilent Employee’s recognized service with Keysight or any of its Subsidiaries, or where applicable, Agilent or any of its Subsidiaries, at or before the Operational Separation Date or Transfer Date, as applicable, with respect to those Agilent Benefit Plans adopted or maintained by the Agilent Group on or as of the Operational Separation Date or as otherwise required by applicable Law to the same extent that such service was recognized by Agilent or any of its Subsidiaries for similar purposes prior to the Operational Separation Date or Transfer Date, as applicable.

(ii)                      Except as required by applicable law, the Agilent Group Plans shall not recognize service with the Keysight Group for periods on or after the Distribution Date.

Section 2.04.                          Benefit Plans.

(a)                                 Establishment of Plans.  Except as otherwise provided and subject to Section 9.06, Keysight shall, or shall cause an applicable member of the Keysight Group to, adopt Benefit Plans (and related trusts, if applicable), that are substantially similar in all Material Features (or such other standard as is specified in this Agreement with respect to any particular Benefit Plan) to those of the corresponding Agilent Benefit Plans (without derogating from Keysight’s ability to replicate the Material Features of certain Agilent Benefit Plans in a single Keysight Benefit Plan), effective as of the Operational Separation Date with respect to those plans listed on Schedule 2.04(a)(i), effective as of the Distribution Date with respect to those listed on Schedule 2.04(a)(ii) and effective as soon as practical after the Distribution Date with respect to those listed on Schedule 2.04(a)(iii); provided, however, that Keysight may limit participation in any such Keysight Benefit Plan to Keysight Group Employees and Subsequently Transferred Keysight Employees who participated in the corresponding Agilent Benefit Plan immediately prior to the Operational Separation Date, Transfer Date or the Effective Time, as applicable.

(b)                                 Plans Not Required to Be Adopted by Keysight.  Notwithstanding Section 2.04(a) above, Keysight shall not be required to adopt any Benefit Plan (or related trust, if applicable) (i) to the extent that such adoption would not be permitted under applicable Law, regulation, practice, or vendor limitations (ii) if the parties agree that such Benefit Plan should not be so adopted by Keysight, or (iii) if such Benefit Plan is listed on Schedule 2.04(b).  With respect to any Agilent Benefit Plan not listed on Schedules 2.04(a)(i) through (iii) and Schedule 2.04(b), the parties shall agree in good faith on the treatment of such plan taking into account the handling of any comparable plan under this Agreement.

(c)                                  Employee Elections and Information.  Subject to applicable law, Agilent shall provide Keysight with information describing each Agilent Benefit Plan election, beneficiary designations and employee declarations (including, any QDROs, domestic relations orders, qualified medical child support orders and, to the extent applicable, elections made with respect to non-U.S. Agilent Benefit Plans) made by a Keysight Group Employee or a Subsequently Transferred Keysight Employee that may have application to Keysight Benefit Plans from and after the Operational Separation Date, and Keysight shall use its commercially reasonable efforts to administer the Keysight Benefit Plans using those elections.  Keysight shall provide Agilent with comparable information with respect to any Returning Agilent Employee. Each party shall, upon reasonable request, provide the other party and the other party’s respective Affiliates, agents, and vendors all other information reasonably necessary to the other party’s operation or administration of its Benefit Plans.

(d)                                 No Acceleration or Duplication of Benefits.  Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any other Transaction Document, (i) no participant in any Keysight Benefit Plan shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided to such participant by the corresponding Agilent Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the Agilent Group and (ii) no participant in any Agilent Benefit Plan shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided to such participant by the corresponding Keysight Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the Keysight Group .  Furthermore, unless expressly provided for in this Agreement, the Separation Agreement or in any other Transaction Document or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting, distributions or entitlements under any compensation or Benefit Plan, program or arrangement sponsored or maintained by a member of the Agilent Group or member of the Keysight Group on the part of any Employee.

(e)                                  Transition Services.  The parties acknowledge that the Agilent Group or the Keysight Group may provide administrative services for certain of the other party’s compensation and benefit programs for the period stated under the terms of the Services Agreement.  The parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with the Services Agreement.

(f)                                   Beneficiaries.  Except as otherwise provided in this Agreement, references to Agilent Group Employees, Keysight Group Employees, Returning Agilent Employees, Subsequently Transferred Keysight Employees, and non-employee directors of either Agilent or Keysight, shall be deemed to refer to their eligible beneficiaries, dependents, survivors, spouses and alternate payees, as applicable.

(g)                                  Non-U.S. Plans.  Prior to the Operational Separation Date, the Keysight Group shall, except as otherwise mutually agreed upon by the parties, adopt Non-U.S. Keysight

Benefit Plans, with terms comparable to those of the corresponding Non-U.S. Agilent Benefit Plans; provided, however, that Keysight may limit participation in any Non-U.S. Keysight Benefit Plan to Transferred Non-U.S. Employees who participated in the corresponding Non-U.S. Agilent Benefit Plan immediately prior to the Operational Separation Date.

(h)                                 Keysight as a Participating Affiliate.  With respect to each Agilent Benefit Plan in which any Keysight Group Employee will continue to participate or no longer participate following the Operational Separate Date pursuant to the terms of this Agreement, Agilent and Keysight shall, prior to the Operational Separation Date, take the necessary actions, if any, so that Keysight, and any applicable Keysight Subsidiary, becomes or is no longer a participating employer in such plan, as applicable, to the extent required by the terms of such plan, including, without limitation, obtaining such Governmental Authority approvals, as may be required with respect to the participation by Keysight or an applicable Keysight Subsidiary.

Section 2.05.                          Individual Agreements.

(a)                                 Assignment by Agilent.  To the extent necessary and subject to applicable Law, Agilent shall assign, or cause an applicable member of the Agilent Group to assign, to Keysight or another member of the Keysight Group, as designated by Keysight, all Individual Agreements, with such assignment to be effective as of the Operational Separation Date or Transfer Date (except as mutually agreed by the parties in writing or with respect to any Individual Agreement that is a change in control severance agreement); provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement, effective as of the Operational Separation Date or Transfer Date, as applicable (or such other date as mutually agreed by the parties in writing), each member of the Keysight Group shall be considered to be a successor to each member of the Agilent Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the Keysight Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary), with respect to the business operations of the Keysight Group; provided, further, that, following the Effective Time, only Keysight or another member of the Keysight Group, and not Agilent, shall be permitted to enforce any Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a Keysight Group Employee or a Subsequently Transferred Keysight Employee for action taken in such individual’s capacity as an employee of the Keysight Group.

(b)                                 Assumption by Keysight.  Effective as of the Operational Separation Date or Transfer Date, as applicable (or such other date as mutually agreed by the parties in writing), Keysight will assume and honor, or will cause a member of the Keysight Group to assume and honor, any Individual Agreement assigned to Keysight or a member of the Keysight Group pursuant to Section 2.05(a).

(c)                                  ARCIPDs.  Prior to the Operational Separation Date or Transfer Date, as applicable, the parties shall use their reasonable best efforts to cooperate to cause each employee who is intended to be a Keysight Group Employee or Subsequently Transferred Keysight Employee (other than any Former Keysight Group Employee) who is party to an ARCIPD with Agilent or any of its Subsidiaries to enter into an ARCIPD with Keysight or one of its Subsidiaries with terms substantially comparable to the terms of each such employee’s ARCIPD with Agilent or its applicable Subsidiary unless otherwise required by applicable Law.  Subject to applicable Law, any such employee who does not enter into an ARCIPD with Keysight or one of its Subsidiaries shall not become a Keysight Group Employee.

(d)                                 Change in Control Severance Agreements.  Keysight shall use its reasonable best efforts to cause each Keysight Group Employee with an Individual Agreement that is a change in control severance agreement with Agilent, to enter into a change in control severance agreement with Keysight effective as of the Distribution Date.

Section 2.06.                          Collective Bargaining.  Agilent and Keysight and their respective Subsidiaries shall comply with all obligations under applicable Law to notify and/or consult with Employees or employee representatives, unions, works councils or other employee representative bodies, if any, in respect of the operational segregation of the Keysight Business on the Operational Separation Date and shall provide such information to the other party as is reasonably required by that party to comply with its notification and/or consultation obligations.  Any Liabilities resulting from the failure by one party to comply with such obligations shall be borne by such party.

Section 2.07.                          Non-U.S. Regulatory Compliance.  Agilent shall have the authority to adjust the treatment described in this Agreement with respect to Keysight Group Employees who are located outside of the United States in order to ensure compliance with the applicable Laws or regulations of countries outside of the United States or to preserve the tax benefits provided under local tax law or regulation before the Distribution.

ARTICLE III
ASSIGNMENT OF EMPLOYEES

Section 3.01.                          Employee List.  Prior to the Operational Separation Date, Agilent shall provide Keysight with a list of all Employees by name, title and location who should be Keysight Group Employees as of the Operational Separation Date.

Section 3.02.                          Pre-Distribution Transfers.

(a)                                 Assignment and Transfer of Employees.  Effective on the Operational Separation Date and except as otherwise agreed by the parties and subject to Section 3.02(b), (i) the applicable member of the Agilent Group shall have taken such actions as are necessary to ensure that each Keysight Group Employee (other than any Former Keysight Group Employee) is employed by a member of the Keysight Group, and (ii) the applicable member of the Agilent Group shall have taken such actions as are necessary to ensure that each Agilent Group Employee (other than any Former Agilent Group Employee) is employed by a member of the Agilent Group.

(b)                                 Transfer of Non-U.S. Agilent Group Employees (other than any Former Agilent Group Employee).

(i)                         Automatic Transfer Employees shall not be terminated upon the Operational Separation Date, but rather the rights, powers, duties, liabilities and obligations of Agilent (or the relevant Subsidiary of Agilent) to such Employees in respect of the material terms of employment with the Employees in force immediately before the Operational Separation Date shall be transferred to Keysight or its relevant Subsidiary, but only to the extent required by, and only then in accordance with, applicable Law.

(ii)                      For Non-Automatic Transfer Employees, except in Argentina, Brazil, and Mexico (collectively, the “Latin American Countries”), where the transfer of employment is by way of employer substitution, Keysight or its relevant Subsidiary shall offer employment to each such Employee effective on the Operational Separation Date, or as otherwise agreed between Agilent and Keysight, each such offer to be at the Employee’s same general location and same base salary as is in effect immediately prior to the Operational Separation Date and otherwise on substantially the same terms and conditions of employment in the aggregate as was provided by Agilent or its relevant Subsidiary immediately prior to the Operational Separation Date.

(iii)                   For Non-Automatic Transfer Employees in the Latin American Countries, Keysight shall, and shall cause its relevant Subsidiaries to, effectuate an employer substitution on the Operational Separation Date with respect to the Keysight Group Employees, in accordance with applicable Laws in each country, pursuant to which each relevant Keysight subsidiary will employ the Keysight Group Employees, and will acknowledge and accept all rights, obligations, duties, and responsibilities with respect to such employees as of the Operational Separation Date.

(c)                                  Transfer of Keysight Group Employees in Malaysia, Israel and the United Kingdom (other than any Former Keysight Group Employee).  With respect to Keysight Group Employees in Malaysia, Israel and the United Kingdom (other than any Former Keysight Group Employee), all of the provisions of Section 3.02(b)(i)-(ii) shall apply except that references to Agilent shall be references to Keysight and vice versa.

(d)                                 Subsequently Transferred Keysight Employees.  Subject to Section 3.02(f), from time to time following the Operational Separation Date and ending on the Distribution Date, any individual who is actively employed by, or on a leave of absence from, the Agilent Group may move to the employ of the Keysight Group from the Agilent Group (“Subsequently Transferred Keysight Employees”).

(e)                                  Returning Agilent Employee.  Subject to Section 3.02(f), from time to time following the Operational Separation Date and ending on the Distribution Date, any individual (i) who immediately prior to the Operational Separation Date was an employee of Agilent or one of its affiliates and (ii) who is actively employed by, or on a leave of absence from, the Keysight Group may move to the employ of the Agilent Group from the Keysight Group (“Returning Agilent Employee”).

(f)                                   Transfers of Employment.  Any transfers of employment between the Keysight Group and the Agilent Group after the Operational Separation Date and before the Distribution Date shall be through an external opening process. The parties agree that with respect to any transfers of employment they will cooperate for the transfer of benefits under principles consistent with this Agreement to the extent possible; provided, that where vendor or legal issues exist, neither party shall be liable for the failure to replicate in such circumstances.

(g)                                  Documentation.  Each of the parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect the transfers of employment described in this Section 3.02

(h)                                 At-Will Status.  Nothing in this Agreement shall create any obligation on the part of any member of the Agilent Group or any member of the Keysight Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period after the date of this Agreement (except as required by applicable Law) or (ii) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-will” employee under applicable Law.

(i)                                     No Termination of Employment.  In no event shall any administrative action taken by either party and/or their third party record-keeper, payroll agent, and/or plan trustee or administrator, to effectuate the transfer of employment pursuant to this Section 3.02, including the identification of Keysight Group Employees as “terminated” in Agilent’s electronic systems, or the electronic systems of any third party record-keeper, payroll agent, and/or plan trustee or administrator, be deemed to be a termination of any Keysight Group Employee’s employment for any purpose unless otherwise required by applicable Law.  The parties acknowledge and agree that the Separation and the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.02 shall not entitle any Keysight Group Employee or Agilent Group Employee to separation payments, benefits or rights of any kind unless otherwise required by applicable Law.

(j)                                    Not a Change of Control/Change in Control.  The parties acknowledge and agree that neither the consummation of the Distribution nor any transaction contemplated by this Agreement, the Separation Agreement or any other Transaction Document shall be deemed to be a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan or Individual Agreement sponsored or maintained by any member of the Agilent Group or member of the Keysight Group.

ARTICLE IV
EQUITY AND OTHER COMPENSATION

Section 4.01.                          Equity Incentive Awards.

(a)                                 Generally.  Each Agilent Award granted that is outstanding as of immediately prior to the Effective Time shall be adjusted as described below; provided, however, that the Agilent Compensation Committee may provide for different adjustments with respect to some or all Agilent Equity Awards to the extent that the Agilent Compensation Committee deems such adjustments to be necessary and appropriate.  Any adjustments made by the Agilent Compensation Committee pursuant to the foregoing sentence shall be deemed to have been incorporated by reference herein as if fully set forth below and shall be binding on the parties and their respective Affiliates.

(b)                                 Restricted Stock Units.  Each Agilent RSU Award that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Post-Distribution Agilent RSU Award or a Keysight RSU Award as described below:

(i)                         Each Agilent RSU Award held by an Agilent Group Employee and a Returning Agilent Employee, but not including any Subsequently Transferred Keysight Employee, shall be converted as of the Effective Time, through an adjustment thereto, into a Post-Distribution Agilent RSU Award and shall, except as otherwise provided in this Section 4.01, be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as applicable to such Agilent RSU Award immediately prior to the Effective Time.  The number of Agilent Shares subject to each Post-Distribution Agilent RSU Award, rounded to the nearest one-thousandth (1/1,000) of a share, shall be equal to the product obtained by multiplying (1) the number of Agilent Shares subject to the corresponding Agilent RSU Award immediately prior to the Effective Time, by (2) the Agilent Ratio.

(ii)                      Each Agilent RSU Award held by a Keysight Group Employee and any Subsequently Transferred Keysight Employee, but not including any Returning Agilent Employee, shall be converted as of the Effective Time into a Keysight RSU Award outstanding under the Keysight Equity Plan and shall, except as otherwise provided in this Section 4.01, be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as applicable to such Agilent RSU Award immediately prior to the Effective Time.  The number of Keysight Shares subject to such Keysight RSU Award, rounded to the nearest one-thousandth (1/1,000) share, shall be equal to the product obtained by multiplying (1) the number of Agilent Shares subject to the corresponding Agilent RSU Award immediately prior to the Effective Time, by (2) the Keysight Stock Ratio.

(c)                                  Stock Options.  Each Agilent Option that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Post-Distribution Agilent Option or a Keysight Option as described below:

(i)                                     Each Agilent Option held by an Agilent Group Employee and any Returning Agilent Employee, but not including any Subsequently Transferred Keysight Employee, shall be converted as of the Effective Time, through an adjustment thereto, into a Post-Distribution Agilent Option and shall, except as otherwise provided in this Section 4.01, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as applicable to such Agilent Option immediately prior to the Effective Time.  From and after the Effective Time:

(A)                               the number of Agilent Shares subject to such Post-Distribution Agilent Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (1) the number of Agilent Shares subject to the corresponding Agilent Option immediately prior to the Effective Time, by (2) the Agilent Ratio; and

(B)                               the per share exercise price of such Post-Distribution Agilent Option, rounded up to the nearest cent, shall be equal to the product obtained by multiplying (1) the Post-Distribution Agilent Stock Value, by (2) the Option Exercise Price Ratio.

(ii)                                  Each Agilent Option held by a Keysight Group Employee and any Subsequently Transferred Keysight Employee, but not including any Returning Agilent Employee, shall be converted as of the Effective Time into a Keysight Option outstanding under the Keysight Equity Plan and shall, except as otherwise provided in this Section 4.01(c), be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as applicable to such Agilent Option immediately prior to the Effective Time.  From and after the Effective Time:

(A)                               the number of Keysight Shares subject to such Keysight Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (1) the number of Agilent Shares subject to the corresponding Agilent Option immediately prior to the Effective Time, by (2) the Keysight Stock Ratio; and

(B)                               the per share exercise price of such Keysight Option, rounded up to the nearest cent, shall be equal to the product obtained by multiplying (1) the Keysight Stock Value, by (2) the Option Exercise Price Ratio of the corresponding Agilent Option.

Notwithstanding anything to the contrary in this Section 4.01(c), the exercise price, the number of Agilent Shares and Keysight Shares subject to each Post-Distribution Agilent Option and Keysight Option, and the terms and conditions of exercise of such options, shall be determined in a manner consistent with the requirements of Section 409A of the Code provided, further, that, in the case of any Agilent Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code as of immediately prior to the Effective Time, the exercise price, the number of Agilent Shares and Keysight Shares subject to such option, and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

(d)                                 Performance Share Awards.

(i)                         As of the Effective Time, each outstanding Agilent Performance Share Award with a fiscal year 2012-2014 performance period, a fiscal year 2013-2015 performance period or a fiscal year 2014-2016 performance period that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Post-Distribution Agilent Performance Award or a Keysight Performance Share Award as described below:

(ii)                      Each Agilent Performance Share Award held by an Agilent Group Employee and any Returning Agilent Employee, but not including any Subsequently Transferred Keysight Employee, shall be converted as of the Effective Time, through an adjustment thereto, into a Post-Distribution Agilent Performance Share Award and shall, except as otherwise provided in this Section 4.01, be subject to the same terms and conditions (including with respect to vesting and performance conditions) after the Effective Time as applicable to such Agilent Performance Share Award immediately prior to the Effective Time; provided, that from and after the Effective Time, the target number of Agilent Shares subject to such Post-Distribution Agilent Performance Share Award, rounded to the nearest one-thousandth (1/1,000) of a share, shall be equal to the product obtained by multiplying (1) the number of Agilent Shares subject to the corresponding Agilent Performance Share Award immediately prior to the Effective Time, by (2) the Agilent Ratio.

(iii)                   Each Agilent Performance Award held by a Keysight Group Employee and any Subsequently Transferred Keysight Employee, but not including any Returning

Agilent Employee, shall be converted as of the Effective Time into a Keysight Performance Share Award outstanding under the Keysight Equity Plan and shall, except as otherwise provided in this Section 4.01, be subject to the same terms and conditions (including with respect to vesting and performance conditions (which, for purposes of clarity, shall continue to relate to Agilent)) after the Effective Time as applicable to such Agilent Performance Share Award immediately prior to the Effective Time; provided that, from and after the Effective Time, the target number of Keysight Shares subject to such Keysight Performance Share Award, rounded to the nearest one-thousandth (1/1,000) of a share, shall be equal to the product obtained by multiplying (1) the number of Agilent Shares subject to the corresponding Agilent Performance Share Award immediately prior to the Effective Time, by (2) the Keysight Stock Ratio. Notwithstanding the above, if a Subsequently Transferred Keysight Employee who is not a Returning Agilent Employee has an outstanding Agilent Performance Share Award with a fiscal year 2014-2016 performance period, Agilent and Keysight agree to attempt to substitute such Agilent Performance Share Award with an equitable Keysight RSU Award.

(e)                                  Tax Reporting and Withholding.  Unless prohibited by applicable Law, following the Effective Time, (i) Keysight shall be solely responsible for all income, payroll and other tax remittance and reporting related to income recognized by holders of Keysight Awards in respect of their Keysight Awards; and (ii) Agilent shall be solely responsible for all income, payroll and other tax remittance and reporting related to income recognized by holders of Post-Distribution Agilent Equity Awards in respect of their Post-Distribution Agilent Equity Awards.  Agilent and Keysight agree to enter into any necessary agreements regarding the subject matter of this Section 4.01(e) to enable Agilent and Keysight to fulfill their respective obligations hereunder, including but not limited to compliance with all applicable Laws regarding the reporting, withholding or remitting of income and/or taxes.

(f)                                   Establishment of Keysight Equity Plan.  Subject to Section 9.06 and effective as of or prior to the Effective Time, Keysight shall adopt the Keysight Equity Plan under which the Keysight RSUs, Keysight Options and Keysight Performance Award Units shall be issued, and Keysight shall issue all such awards under the Keysight Equity Plan.  To the extent necessary for any such awards to qualify for transitional relief under Treasury Regulation Section 1.162-27(f)(4)(iii), the Compensation Committee of the Agilent Board shall take the necessary action to grant or approve the Keysight Awards.  The Keysight Equity Plan shall be substantially similar in all Material Features to the Agilent Equity Plans under which the corresponding Agilent Equity Awards were governed prior to the Distribution with such changes as are necessary and appropriate to reflect the Separation but result in terms and conditions that are substantially similar, as of the Operational Separation Date, to those applicable under the Agilent Equity Plans immediately prior to the Distribution Date.

(g)                                  Registration and Other Regulatory Requirements.  Keysight agrees to file Forms S-1, S-3 and/or S-8 registration statements with respect to, and to cause to be registered pursuant to the Securities Act, the Keysight Shares authorized for issuance under the Keysight Equity Plan, as required pursuant to the Securities Act, before the date of issuance of any Keysight Shares pursuant to the Keysight Equity Plan.  The parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 4.01(g), including compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions.

Section 4.02.                          Employee Stock Purchase Plans.

(a)                                 Agilent ESPP.  The administrator of the Agilent ESPP shall take all actions necessary and appropriate to provide that:  (i) Agilent Group Employees and Keysight Group Employees, where the Agilent ESPP is offered, may participate in the Offering Period beginning May 1, 2014 and with a Purchase Date of September 30, 2014; (ii) all participant payroll deductions and other contributions under the Agilent ESPP shall cease on or before the Purchase Date described in clause (i) of this paragraph; (iii) Keysight Group Employees and Subsequently Transferred Keysight Employees will not be eligible to participate in any Purchase Periods and Offering Periods under the Agilent ESPP after the Distribution Date; and (iv) the Purchase Periods and Offering Periods under the Agilent ESPP which commences on or following the Distribution Date shall be established by the administrator of the Agilent ESPP in its sole discretion.

(b)                                 Establishment of Keysight ESPP.  Subject to Section 9.06 and prior to the Distribution Date, Keysight shall adopt the Keysight ESPP, which shall be substantially similar in all Material Features to the Agilent ESPP; provided, that the administrator of the Keysight ESPP, in its sole discretion, shall determine the jurisdictions offered and the timing of the Purchase Period and Offering Periods.  The Keysight ESPP will include authority to grant options which do not meet the requirements of Section 423(b) of the Code (as well as options which meet such requirements).

Section 4.03.                          Variable Pay Plans.

(a)                                 Agilent Variable Pay Plans.  Keysight Group Employees and Subsequently Transferred Keysight Employees covered by the Agilent Variable Pay Plans as of the Operational Separation Date shall continue to be eligible to participate in such plans until immediately prior to the Effective Time.  Agilent shall determine the amount of the awards payable to such persons under the Agilent Variable Pay Plans for the fiscal year ending October 31, 2014.  At the option of Agilent, payment of awards may be made in one (1) of the following methods: (i) Agilent shall pay to such persons the entire amount of the awards under the Agilent Variable Pay Plans in respect of such performance period, and Keysight shall reimburse Agilent for Keysight’s pro rata portion, (ii) Keysight shall pay to such persons the entire amount of the awards under the Agilent Variable Pay Plans in respect of such performance period, and Agilent shall reimburse Keysight for Agilent’s pro rata portion, such reimbursement to be made no more than twenty (20) business days following Agilent’s notification of the amount of the awards made to such persons, or (iii) Agilent and Keysight shall each pay a pro rata portion of such awards to such persons.  For these purposes, pro rata portion shall be based on the number of days in such performance period from the first (1st) day of such performance period through the Operational Separation Date or Transfer Date, as applicable (as to Agilent), and based on the number of days in such performance period from the Operational Separation Date or Transfer Date, as applicable, through the end of such performance period fiscal year (as to Keysight).

(b)                                 Keysight Variable Pay Plans.  Subject to Section 9.06 and not later than the Distribution Date, Keysight shall establish Keysight Variable Pay Plans, which shall be substantially similar in all Material Features to the Agilent Variable Pay Plans as of immediately prior to the Distribution Date.  If the terms of the Keysight Variable Pay Plans provide for eligibility, Keysight Group Employees and Subsequently Transferred Employees shall be eligible to participate in the Keysight Variable Pay Plans immediately following the Effective Time.  The Keysight Group shall be solely responsible for establishing performance metrics, funding, paying, and discharging all obligations relating to any variable pay awards under the Keysight Variable Pay Plans, and no member of the Agilent Group shall have any obligations with respect thereto.

ARTICLE V
U.S. QUALIFIED RETIREE PLANS

Section 5.01.                          Keysight U.S. Retirement Plan.

(a)                                 Establishment of Keysight U.S. Retirement Plan.  Subject to Section 9.06 and effective as of the Operational Separation Date, Keysight shall establish the Keysight Retirement Plan and Keysight Master Trust, which shall be intended to meet the Qualification Requirements, and the Keysight Retirement Plan shall be substantially similar in all Material Features as of immediately prior to the Operational Separation Date to the Agilent Retirement Plan. At least thirty (30) days prior to the Operational Separation Date, Agilent shall have filed the notice required under Section 6058(b) of the Code.  On or, as soon as practicable after, the Operational Separation Date and after receipt by Agilent of (i) a copy of the Keysight Retirement Plan and (ii) a copy of certified resolutions of the Keysight Board (or its authorized committee or other delegate) evidencing adoption of the Keysight Retirement Plan and the Keysight Master Trust, Agilent shall direct the trustee of the Agilent Master Trust to transfer assets of the Agilent Master Trust to the Keysight Master Trust in the amounts described in Section 5.01(b).

(b)                                 Liability Assumption and ERISA Section 4044 Transfer.  As of the Operational Separation Date, Keysight shall cause the Keysight Retirement Plan to assume all Liabilities under the Agilent Retirement Plan for Keysight Group Employees and the Keysight Master Trust to accept Assets with respect to such assumed Liabilities and the Agilent Master Trust shall transfer such Assets to the Keysight Master Trust and the Agilent Retirement Plan shall be relieved of such Liabilities.  The amount of Assets shall be transferred in-kind, pro rata, unless otherwise agreed by the parties in writing, from the Agilent Master Trust to the Keysight Master Trust and such transfer (or transfers) shall be determined as of the Operational Separation Date in accordance with, and shall comply with Sections 414(l) and 411(d)(6) of the Code and, to the extent deemed applicable by the parties, ERISA Section 4044 and shall be calculated as follows: Agilent shall engage actuaries and cause to be determined for the Agilent Retirement Plan:  (A) the present value of all Liabilities determined under ERISA Section 4044  as of the Operational Separation Date (without regard to any benefit Liabilities funded through the Code Section 401(h) account) in the Agilent Retirement Plan for all participants in the Agilent Retirement Plan with such Liabilities calculated using plan termination assumptions and methodology such that participants in pay status and those who are early retirement eligible are given priority over other plan participants in the division of the assets as these priority categories are “funded” based on liability measurements used for plan terminations, as stipulated under ERISA Section 4044, rather than ongoing plan operation and (B) the present value of all of the retiree health benefit Liabilities that are funded in part through the Code Section 401(h) account portion of the Agilent Retirement Plan as of the Operational Separation Date, calculated on an accumulated post-retirement benefit obligation basis in accordance with ASC 715-60.  The particular actuarial assumptions that will be used to value the benefit Liabilities described in the preceding sentence shall be generally consistent with the actuarial assumptions used by Agilent in prior valuations for purposes of satisfying, respectively, its ASC 715-30 and ASC 715-60 reporting obligations, as determined by Agilent’s actuary.

(i)                         The Keysight Retirement Plan’s share of the Agilent Retirement Plan assets (other than those Agilent Retirement Plan assets attributable to the Code Section 401(h) account in the Agilent Retirement Plan) shall be equal to the percentage that the benefit Liabilities for the Keysight Group Employees bears to the total benefit Liabilities determined under Section 5.01(b) above.

(ii)                      The Keysight Retirement Plan’s share of the Agilent Retirement Plan assets in the Code Section 401(h) account portion of the Agilent Retirement Plan shall be equal to the percentage that the retiree health benefit Liabilities for the Keysight Group Employees funded through Section 401(h) account under the Agilent Retirement Plan bears to the total retiree health benefit Liabilities determined under Section 5.01(b) above.

The amount of Assets to be transferred shall equal the sum of (i) and (ii)  which amount shall be credited or debited, as applicable, with a pro rata share of the actual investment earnings or losses allocable to the transfer amount for the period between the Operational Separation Date and an assessment date set by Agilent that is as close as practicable, taking into account the timing and reporting of valuation of Assets in the Agilent Master Trust, to the date upon which Assets equal in value to the transfer amount are actually transferred from the Agilent Master Trust to the Keysight Master Trust.  During this period, each plan will be responsible for a portionate share of third party fees, costs and expenses including trustee, investment management, administration and other similar fees incurred by or in respect of the plans, with such proportion based on the relative liabilities of the plans as of the Operational Separation Date.  The parties agree that to the extent necessary to effectuate the provisions of this Section 5.01, there may be additional transfers of assets between the Agilent Master Trust and Keysight Master Trust on such dates as agreed to by the parties.

(c)                                  Adjustment for Subsequently Transferred Keysight Employees and Returning Agilent Employees.  As of the Effective Time (or such other times as agreed to by the parties), with respect to any Subsequently Transferred Keysight Employees or Returning Agilent Employees, there shall be an adjustment in the transfer of Assets and assumption of Liabilities as described in Section 5.01(b), in accordance with such Section 5.01(b) as modified by this Section 5.01(c).  As of the Distribution Date, Keysight shall cause the Keysight Retirement Plan to assume Liabilities under the Agilent Retirement Plan for Keysight Subsequently Transferred Employees and the Keysight Master Trust to accept Assets with respect to such assumed Liabilities and the Agilent Master Trust shall transfer such Assets to the Keysight Master Trust and the Agilent Retirement Plan shall be relieved of such Liabilities.  As of the Distribution Date (or such other times as agreed to by the parties), Agilent shall cause the Agilent Retirement Plan to assume Liabilities under the Keysight Retirement Plan for Returning Agilent Employees and the Agilent Master Trust to accept Assets with respect to such assumed Liabilities and the Keysight Master Trust shall transfer such Assets to the Agilent Master Trust and the Keysight Retirement Plan shall be relieved of such Liabilities.  The Assets and Liabilities described in the preceding two (2) sentences with respect to Subsequently Transferred Keysight Employees and Returning Agilent Employees shall be determined based on the procedures set forth in Section 5.01(b) using the Distribution Date (or such other date as agreed to by the parties) instead of the Operational

Separation Date and with respect to the calculation for any Returning Agilent Employees, replacing the reference to Keysight with Agilent and Agilent with Keysight.  If the actual transfer of Assets has not yet occurred under Section 5.01(b), the amount of Assets, if any, to be transferred as a result of the application of this Section 5.01(c) shall either be added to, or subtracted from, the Assets to be transferred under Section 5.01(b), as applicable.

(d)                                 Keysight Retirement Plan Provisions.  The Keysight Retirement Plan shall provide that:

(i)                         (A) Keysight Group Employees and Subsequently Transferred Keysight Employees shall be eligible to participate in the Keysight Retirement Plan as of the Operational Separation Date (or the Transfer Date with respect to any Subsequently Transferred Employees) to the extent that they were eligible to participate in the Agilent Retirement Plan as of immediately prior to the Operational Separation Date (or the Transfer Date with respect to any Subsequently Transferred Employees), and (B) service for a Keysight Group Employee or a Subsequently Transferred Keysight Employee that is recognized under the Agilent Retirement Plan as of immediately prior to the Operation Separation Date (or the Transfer Date with respect to any Subsequently Transferred Keysight Employee) shall be credited and recognized for all applicable purposes under the Keysight Retirement Plan as though it were service from the Keysight Group;

(ii)                      compensation paid by the Agilent Group to a Keysight Group Employee or a Subsequently Transferred Keysight Employee that is recognized under the Agilent Retirement Plan as of immediately prior to the Operational Separation Date (or the Transfer Date with respect to a Subsequently Transferred Keysight Employee) shall be credited and recognized for all applicable purposes under the Keysight Retirement Plan as though it were compensation from the Keysight Group;

(iii)                   the accrued benefit of each Keysight Group Employee under the Agilent Retirement Plan as of the Operational Separation Date (or the Transfer Date with respect to a Subsequently Transferred Keysight Employee) shall be payable under the Keysight Retirement Plan at the time and in a form that would have been permitted under the Agilent Retirement Plan as in effect as of immediately prior to the Operational Separation Date (or the Transfer Date with respect to any Subsequently Transferred Employees) to the extent required under Section 411(d)(6) of the Code, with employment by the Agilent Group before the Operational Separation Date (or the Transfer Date with respect to a Subsequently Transferred Keysight Employee) treated as employment by the Keysight Group under the Keysight Retirement Plan for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms; and

(iv)                  the Keysight Retirement Plan shall assume and honor the terms of all QDROs in effect under the Agilent Retirement Plan in respect of Keysight Group Employees and Subsequently Transferred Keysight Employees as of immediately prior to the Operational Separation Date (for Keysight Group Employees) or as of immediately prior to the Transfer Date (with respect to Subsequently Transferred Employees).

(e)                                  Determination Letter Request.  Keysight shall submit an application to the IRS as soon as practicable after the Operational Separation Date (but no later than the last day of the applicable remedial amendment period as described in Section 401(b) of the Code and the regulations and IRS pronouncements thereunder) requesting a determination letter that the Keysight Retirement Plan and Keysight Master Trust meet the Qualification Requirements, and shall make any amendments reasonably requested by the IRS to receive such a favorable determination letter.

(f)                                   Agilent Retirement Plan After Operational Separation Date.  With respect to any Returning Agilent Employee, to the extent applicable, the Agilent Retirement Plan shall assume and honor QDROs and recognize compensation paid and service with the Keysight Group under comparable terms to those that apply to Keysight Group Employees and Subsequently Transferred Keysight Employees under the Keysight Retirement Plan.

(g)                                  Plan Fiduciaries.  For all periods after the Operational Separation Date, the parties agree that the applicable fiduciaries of each of the Agilent Retirement Plan and the Keysight Retirement Plan, respectively, shall have the authority with respect to the Agilent Retirement Plan and the Keysight Retirement Plan, respectively, to determine the plan investments and such other matters as are within the scope of their duties under ERISA, and the terms of the applicable plan documents.

(h)                                 No Distributions.  No Keysight Group Employee or Subsequently Transferred Keysight Employee shall be entitled to a right to a distribution of his or her benefit under the Agilent Retirement Plan as a result of the transfer of employment to the Keysight Group and no Returning Agilent Employee shall be entitled to a right to a distribution of his or her benefit under the Keysight Retirement Plan as a result of the transfer of employment from the Keysight Group to the Agilent Group.

Section 5.02.                          Keysight DPSP.

(a)                                 Establishment of Plan.  Subject to Section 9.06 and effective as of the Operational Separation Date, Keysight shall establish the Keysight DPSP which shall be intended to meet the Qualification Requirements and which shall be substantially similar in all Material Features as of immediately prior to the Operational Separation Date to the Agilent DPSP.  Before the Operational Separation Date, Keysight shall provide Agilent with (i) a copy of the Keysight DPSP and (ii) a copy of certified resolutions of the Keysight Board (or its authorized committee or other delegate) evidencing adoption of the Keysight DPSP and the assumption by the Keysight DPSP of the Liabilities described in Section 5.02(b).

(b)                                 Transfer of Account Balances.  On the Operational Separation Date for Keysight Group Employees or the Distribution Date for any Subsequently Transferred Keysight Employees (or such other times as mutually agreed to by the parties), Agilent shall cause the trustee of the Agilent DPSP to transfer from the Agilent Master Trust to the Keysight Master Trust, the account balances of such persons under the Agilent DPSP, determined as of the date of the transfer.  On or following the Distribution Date for Returning Agilent Employees (or such times as mutually agreed to by the parties), Keysight shall cause the trustee of the Keysight DPSP to transfer from the Keysight Master Trust to the Agilent Master Trust, the account balances of such persons under the Keysight DPSP, determined as of the date of the transfer.  Such transfers shall be made in-kind pro rata, unless otherwise agreed by the parties.  Any Asset and Liability transfers pursuant to this Section 5.02(b) shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code and, if required, shall be made not less than thirty (30) days after Agilent shall have filed the notice under Section 6058(b) of the Code.

(c)                                  Keysight DPSP Provisions.  The Keysight DPSP shall provide that:

(i)                         Keysight Group Employees and Subsequently Transferred Keysight Employees shall receive credit for all service credited for the same purpose under the Agilent DPSP as of the Operational Separation Date (or Transfer Date with respect to any Subsequently Transferred Employee) as if that service had been rendered to Keysight;

(ii)                      the account balance of each Keysight Group Employee or Subsequently Transferred Keysight Employee under the Agilent DPSP as of the date of the transfer of Assets from the Agilent DPSP shall be credited to such individual’s account under the Keysight DPSP; and

(iii)                   the Keysight DPSP shall assume and honor the terms of all QDROs in effect under the Agilent DPSP in respect of Keysight Group Employees and Subsequently Transferred Keysight Employees as of immediately prior to the Operational Separation Date (for Keysight Group Employees) or as of immediately prior to the Transfer Date (with respect to Subsequently Transferred Employees).

(d)                                 Determination Letter Request.  Keysight shall submit an application to the IRS as soon as practicable after the Operational Separation Date (but no later than the last day of the remedial amendment period as described in Section 401(b) of the Code and the regulations and IRS pronouncements thereunder) requesting a determination letter that the Keysight DPSP meets the Qualification Requirements, and shall make any amendments reasonably requested by the IRS to receive such a favorable determination letter.

(e)                                  Agilent DPSP After the Operational Separation Date.  With respect to any Returning Agilent Employee, to the extent applicable, the Agilent DPSP shall assume and honor QDROs in effect under the Keysight DPSP as of immediately prior to the Transfer Date.

(f)                                   No Distributions.  No Keysight Group Employee or Subsequently Transferred Keysight Employee shall be entitled to a right to a distribution of his or her benefit under the Agilent DPSP as a result of his or her transfer of employment from the Agilent Group to the Keysight Group.  No Returning Agilent Employee shall be entitled to a right to a distribution of his or her benefit under the Keysight DPSP as a result of his or her transfer of employment from the Keysight Group to the Agilent Group.

(g)                                  Plan Fiduciaries.  For all periods after the Operational Separation Date, the parties agree that the applicable fiduciaries of each of the Agilent DPSP and the Keysight DPSP, respectively, shall have the authority with respect to the Agilent DPSP and the Keysight DPSP, respectively, to determine the plan investments and such other matters as are within the scope of their duties under ERISA, and the terms of the applicable plan documents.

Section 5.03.                          Keysight 401(k) Plan.

(a)                                 Establishment of Plan.  Subject to Section 9.06 and effective as of the Operational Separation Date, Keysight shall establish the Keysight 401(k) Plan and a related trust (the “Keysight 401(k) Trust”) which shall be intended to meet the Qualification Requirements (including under Sections 401(k) and (m) of the Code) and which shall be substantially similar in all Material Features as of immediately prior to the Operational Separation Date to the Agilent 401(k) Plan, provided that both parties acknowledge that the Keysight 401(k) Plan shall not include an ESOP.  Before the Operational Separation Date, Keysight shall provide Agilent with (i) a copy of the Keysight 401(k) Plan and Keysight 401(k) Trust and (ii) a copy of certified resolutions of the Keysight Board (or its authorized committee or other delegate) evidencing adoption of the Keysight 401(k) Plan and Keysight 401(k) Trust and the assumption by the Keysight 401(k) Plan of the Liabilities described in Section 5.03(b).

(b)                                 Transfer of Account Balances.  Effective as of the Operational Separation Date for Keysight Group Employees or the Distribution Date for any Subsequently Transferred Keysight Employees (or such other times as mutually agreed to by the parties), Agilent shall cause the trustee of the Agilent 401(k) Plan to transfer from the trust which forms a part of the Agilent 401(k) Plan (the “Agilent 401(k) Trust”) to the Keysight 401(k) Trust, the account balances of such persons under the Agilent 401(k) Plan, determined as of the date of the transfer.  On or following the Distribution Date for Returning Agilent Employees (or such other times as mutually agreed to by the parties), Keysight shall cause the trustee of the Keysight 401(k) Plan to transfer from the Keysight 401(k) Trust to the Agilent 401(k) Trust, the account balances of such persons under the Keysight 401(k) Plan, determined as of the date of the transfer.  Unless otherwise agreed by the parties, such transfers shall be made in kind, including promissory notes evidencing the transfer of outstanding loans.  Any Asset and Liability transfers pursuant to this Section 5.03 shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code and if required, shall be made not less than thirty (30) days after Agilent shall have filed the notice under Section 6058(b) of the Code.  The parties agree that to the extent that any assets are not transferred in kind, the assets transferred will be mapped into an appropriate investment vehicle.

(c)                                  Keysight 401(k) Plan Provisions.  The Keysight 401(k) Plan shall provide that:

(i)                         Keysight Group Employees and Subsequently Transferred Keysight Employees shall be eligible to participate in the Keysight 401(k) Plan as of the Operational Separation Date (or Transfer Date with respect to any Subsequently Transferred Keysight Employees) to the extent that they were eligible to participate in the Agilent 401(k) Plan as of immediately prior to the Operational Separation Date (or Transfer Date with respect to any Subsequently Transferred Employees);

(ii)                      the account balance of each Keysight Group Employee or Subsequently Transferred Keysight Employee under the Agilent 401(k) Plan as of the date of the transfer of Assets from the Agilent 401(k) Plan (including any outstanding promissory notes relating to outstanding loans) shall be credited to such individual’s account under the Keysight 401(k) Plan; and

(iii)                   the Keysight 401(k) Plan shall assume and honor the terms of all QDROs in effect under the Agilent 401(k) Plan in respect of Keysight Group Employees and Subsequently Transferred Keysight Employees as of immediately prior to the Operational Separation Date (for Keysight Group Employees) or as of immediately prior to the Transfer Date (with respect to Subsequently Transferred Employees).

(d)                                 Determination Letter Request.  Keysight shall submit an application to the IRS as soon as practicable after the Operational Separation Date (but no later than the last day of the remedial amendment period as described in Section 401(b) of the Code and the regulations and IRS pronouncements thereunder) requesting a determination letter that the Keysight 401(k) Plan and Keysight 401(k) Trust meet the Qualification Requirements (including under Section 401(k) of the Code), and shall make any amendments reasonably requested by the IRS to receive such a favorable determination letter.

(e)                                  Agilent 401(k) Plan after the Operational Separation Date.  With respect to any Returning Agilent Employee, to the extent applicable, the Agilent 401(k) Plan shall assume and honor QDROs in effect under the Keysight 401(k) Plan as of immediately prior to the Transfer Date.

(f)                                   Plan Fiduciaries.  For all periods after the Operational Separation Date, the parties agree that the applicable fiduciaries of each of the Agilent 401(k) Plan and the Keysight 401(k) Plan, respectively, shall have the authority with respect to the Agilent 401(k) Plan and the Keysight 401(k) Plan, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

(g)                                  No Distributions.  No Keysight Group Employee or Subsequently Transferred Keysight Employee shall be entitled to a right to a distribution of his or her benefit under the Agilent 401(k) Plan as a result of his or her transfer of employment from the Agilent Group to the Keysight Group.  No Returning Agilent Employee shall be entitled to a right to a distribution of his or her benefit under the Keysight 401(k) Plan as a result of such transfer of employment from the Keysight Group to the Agilent Group.

ARTICLE VI
NON-U.S. RETIREMENT PLANS

Section 6.01.                          Establishment of Non-U.S. Retirement Plans and Transfers of Assets and Liabilities.

(a)                                 Establishment of Keysight Non-U.S. Retirement Plans. Except as mutually agreed upon by the parties and set forth on Schedule 6.01(a) or required under this Article VI and before the Operational Separation Date, Keysight shall, or shall cause its relevant Subsidiary to, establish one (1) or more Non-U.S. Retirement Plans (whether one (1) or more defined contribution or defined benefit pension plans) with terms that are comparable to those of the corresponding Non-U.S. Agilent Benefit Plans which are Non-U.S. Retirement Plans.

(i)                         Transfer of Non-U.S. Retirement Plan Assets and Liabilities.  After a Keysight Non-U.S. Retirement Plan is established in accordance with Section 6.01(a), then, with respect to each of the countries or entities listed in Schedule 6.01(a)(i)(A) except as otherwise provided in this Agreement, the Assets and Liabilities determined as of the Operational Separation Date under the corresponding Agilent Non-U.S. Retirement Plan attributable to Transferred Non-U.S. Employees and Former Keysight Group Employees) who are participants in that plan, along with any other Assets and Liabilities that Keysight agrees to assume with respect to such plan, shall be transferred to the applicable Keysight Non-U.S. Retirement Plan.  Each Agilent Non-U.S. Retirement Plan shall retain all Assets and Liabilities related to Agilent Group Employees, Former Agilent Group Employees, and, with respect to each of the countries or entities listed in Schedule 6.01(a)(i)(B), Former Keysight Group Employees.  Assets will be allocated between the plans based on the proportion of Liabilities borne by each plan.  Except as otherwise mutually agreed upon by the parties and set forth on Schedule 6.01(a)(i)(C), such Liabilities will be valued as of the Operational Separation Date using the projected benefit obligation based on the provisions of the applicable Agilent Non-U.S. Retirement Plan as in effect at the Operational Separation Date and applying demographic and other assumptions used in the most recently completed valuation of the applicable Agilent Non-U.S. Retirement Plan.  The parties agree to use commercially reasonable efforts to accomplish each transfer as soon as practicable following the Operational Separation Date and to cooperate with each other to make such filings and disclosures and obtain such approvals as may be deemed to be necessary or advisable in accordance with applicable Law.

(ii)                      Keysight Non-U.S. Retirement Plan Provisions.  Each Keysight Non-U.S. Retirement Plan shall provide, except as otherwise provided in this Agreement, the Separation Agreement or in any other Transaction Document that:

(A)                               Transferred Non-U.S. Employees and Former Keysight Group Employees shall (A) be eligible to participate in such Keysight Non-U.S. Retirement Plan to the extent that they were eligible to participate in the corresponding Agilent Non-U.S. Retirement Plan as of the Operational Separation Date, and (B) receive credit for vesting, eligibility and benefit service for all service credited for those purposes under the corresponding Agilent Non-U.S. Retirement Plan as if that service had been rendered to the Keysight Group;

(B)                               the compensation paid by the Agilent Group to a Transferred Non-U.S. Employee or an Former Keysight Group Employee that is recognized under the applicable Agilent Non-U.S. Retirement Plan shall be credited and recognized for all applicable purposes under the corresponding Keysight Non-U.S. Retirement Plan as though it were compensation from the Keysight Group; and

(C)                               the accrued benefit of each Transferred Non-U.S. Employee or Former Keysight Group Employee) under the applicable Agilent Non-U.S. Retirement Plan that is transferred to the corresponding Keysight Non-U.S. Retirement Plan pursuant to Section 6.01(a)(i) shall be paid under such Keysight Non-U.S. Retirement Plan in accordance with the terms of such Keysight Non-U.S. Retirement Plan and applicable Law, with employment by the Agilent Group treated as employment by the Keysight Group under the Keysight Non-U.S. Retirement Plan for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms.

(b)                                 Establishment of Agilent Non-U.S. Retirement Plans.  Except as mutually agreed to by the parties and as set forth on Schedule 6.01(b)(i) or required under this Article VI and before the Operational Separation Date, Agilent shall, or shall cause its relevant Subsidiary to, establish one (1) or more Non-U.S. Retirement Plans (whether one (1) or more defined contribution or defined benefit pension plans) with terms that are comparable to those of the corresponding Non-U.S. Agilent Benefit Plans which are Non-U.S. Retirement Plans in such countries or with respect to such entities where Agilent shall be spun off and the existing Agilent entity shall be renamed Keysight.  Except as set forth on Schedule 6.01(b)(ii), with respect to such newly established Agilent non-U.S. Retirement Plans all of the provisions of Sections 6.01(a)(i)-(iii) shall apply except that references to Agilent shall be references to Keysight and vice versa.

Section 6.02.                          Shared Plan Model.

(a)                                 Keysight Participation in Agilent Non-U.S. Retirement Plans.

(i)                                     In each of the countries or entities listed in Schedule 6.02(a), Agilent shall, or shall cause its appropriate Affiliate to, permit Keysight or its relevant Subsidiary to continue to participate in the applicable Agilent Non-U.S. Retirement Plan providing retirement benefits in that country after the Distribution and where necessary, the parties agree to provide further details in the applicable local agreement.

(ii)                                  Except as mutually agreed to by the parties, at or before the end of the shared plan period, in each of the countries or entities listed in Schedule 6.02(a), Keysight shall, or shall cause its relevant Subsidiary to, establish a Keysight Non-U.S. Retirement Plan or similar arrangement to deliver the benefits due to the Keysight Group Employees and Former Keysight Group Employees under the applicable Agilent Non-U.S. Retirement Plan or otherwise shall be responsible for all costs incurred by the parties in connection with winding up or terminating the participation of Keysight or its relevant subsidiary in such Agilent Non-U.S. Retirement Plan.  Following the establishment of each Keysight Non-U.S. Retirement Plan, the Assets and Liabilities of the corresponding Agilent Non-U.S. Retirement Plan attributable to the Keysight Group Employees and Former Keysight Group Employees who are participants in that plan shall be transferred to such Keysight Non-U.S. Retirement Plan.  Assets will be allocated between the plans based on the proportion of Liabilities borne by each plan.  Except as otherwise mutually agreed upon by the parties, such Liabilities will be valued as of the end of the shared plan period using the projected benefit obligation method based on the provisions of the applicable Agilent Non-U.S. Retirement Plan as in effect at the end of the shared plan period and applying the demographic and other assumptions used in the most recently completed valuation of the applicable Agilent Non-U.S. Retirement Plan.  The parties agree to use commercially reasonable efforts to accomplish each transfer as soon as practicable following the establishment of the applicable Keysight Non-U.S. Retirement Plan and to cooperate with each other to make such filings and disclosures, and obtain such approvals as may be deemed to be necessary or advisable in accordance with applicable Law.  Such transfers and any actuarial assumptions shall be subject to such minimum consents, approvals and other legal requirements as may apply under applicable Law, including, if required, the consent of any affected plan participant or any other third party.

(b)                                 Non-U.S. Agilent Retirement Plan Provisions.  Each Agilent Non-U.S. Retirement Plan described in Section 6.02(a) shall provide, except as otherwise provided in this Agreement that:

(i)                                     The Keysight Group Employees shall (A) be eligible to participate in such Agilent Non-U.S. Retirement Plan to the extent that they were eligible to participate in such plan immediately prior to the Operational Separation Date, and (B) receive credit for vesting, eligibility and benefit service for all service with the Keysight Group during the shared plan period as if that service had been rendered to the Agilent Group;

(ii)                                  the compensation paid by the Keysight Group to a Keysight Group Employee during the shared plan period shall be credited and recognized for all applicable purposes under the corresponding Agilent Non-U.S. Retirement Plan as though it were compensation from the Agilent Group; and

(iii)                               the accrued benefit of each Keysight Group Employee under such Agilent Non-U.S. Retirement Plan shall be paid at the time and in a form provided under such plan, with employment by the Keysight Group during the shared plan period treated as employment by the Agilent Group under such Agilent Non-U.S. Retirement Plan for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms.

ARTICLE VII
NONQUALIFIED DEFERRED COMPENSATION

Section 7.01.                          Keysight Nonqualified Plans.

(a)                                 Establishment of Keysight Nonqualified Plans.  Subject to Section 9.06 and effective as of the Operational Separation Date, Keysight shall establish Keysight Nonqualified Plans, each of which shall be substantially similar in all Material Respects as of immediately prior to the Operational Separation Date to the analogous Agilent Nonqualified Plan.  As of the Operational Separation Date with respect to Keysight Group Employees and as of the Transfer Date with respect to any Subsequently Transferred Keysight Employees, Keysight shall, and shall cause each Keysight Nonqualified Plan to, assume all Liabilities under the analogous Agilent Nonqualified Plan for the account balances and accrued benefits of Keysight Group Employees and Subsequently Transferred Keysight Employees, as applicable, and Agilent and the Agilent Nonqualified Plans shall be relieved of all such Liabilities.  All Agilent Shares notionally credited to participants’ accounts under the Agilent Nonqualified Plans, the liability for which is transferred to Keysight and the Keysight Nonqualified Plans pursuant to the preceding sentence, shall be adjusted so that, from and after the Effective Time, such notionally credited shares represent a number of notionally credited Keysight Shares equal to the product obtained by multiplying (1) the number of such notionally credited Agilent Shares immediately prior to the Effective Time, by (2) the Keysight Stock Ratio, provided that with respect to any resulting fractional shares, the cash equivalent of such fractional shares shall be credited to the participants’ cash accounts.  Notwithstanding the foregoing, with respect to the Liabilities under the Agilent Technologies, Inc. International Relocation Benefit Plan, Keysight shall not assume the Liabilities in respect of any Agilent Group Employee or Keysight Group Employee if such Liability is or was funded by or through Foundation Pour La Prevoyance Internationale de Agilent Technologies and the terms of the Keysight, Inc. International Relocation Benefit Plan shall reflect that Keysight is not assuming such Liabilities.

(b)                                 Agilent Nonqualified Plans.  From and after the Operational Separation Date for Keysight Group Employees or Transfer Date with respect to any Subsequently Transferred Keysight Employees, no Keysight Group Employee or Subsequently Transferred Keysight Employee shall participate in or accrue any benefits under any Agilent Nonqualified Plan.  As of the Transfer Date with respect to any Returning Agilent Employees, Agilent shall, and shall cause the appropriate Agilent Nonqualified Plan to, assume Liabilities under the analogous Keysight Nonqualified Plan for the benefits of any Returning Agilent Employees, and Keysight and the Keysight Nonqualified Plans shall be relieved of all such Liabilities.  Agilent shall continue to be responsible for Liabilities in respect of Agilent Group Employees (and after the Transfer Date, any Returning Agilent Employees but not any Subsequently Transferred Keysight Employees) under the Agilent Nonqualified Plans.  All Agilent Shares notionally credited to participants’ accounts under an Agilent Nonqualified Plan shall be adjusted so that, from and after the Effective Time, such notionally credited shares represent a number of Agilent Shares equal to the product obtained by multiplying (1) the number of such notionally credited Agilent Shares immediately prior to the Effective Time, by (2) the Agilent Ratio, provided that with respect to any resulting fractional shares, the cash equivalent of such fractional shares shall be credited to the participants’ cash accounts.

Section 7.02.                          Rabbi Trust.  Subject to Section 9.06  and effective as of the Operational Separation Date, Keysight shall, or shall cause another member of the Keysight Group to, adopt the Keysight Rabbi Trust, the terms of which shall be substantially similar to those of the Agilent Rabbi Trust.  In connection with the establishment by Keysight of the Keysight Deferred Compensation Plans and the assumption by Keysight and the Keysight Deferred Compensation Plans of the Liabilities under the Agilent Deferred Compensation Plans in respect of the Keysight Group Employees, on or as soon as reasonably practicable following the Operational Separation Date, Agilent shall, or shall cause the Agilent Rabbi Trust to, transfer in kind to the Keysight Rabbi Trust account balances of Keysight Group Employees covered by such plans as of the Operational Separation Date determined as of the date of the transfer.  With respect to any Subsequently Transferred Keysight Employees and Returning Agilent Employees, account balances shall be transferred in kind on or as soon as practical after the applicable Transfer Date and determined as of the date of transfer.  With respect to Returning Agilent Employees, Keysight shall or shall cause the Keysight Rabbi Trust to transfer in kind to the Agilent Rabbi Trust account balances of Returning Agilent Employees on or as soon as practical after the Transfer Date, determined as of the date of transfer.

Section 7.03.                          Participant Elections.  Any election made by a Keysight Group Employee and Subsequently Transferred Keysight Employee under an Agilent Nonqualified Plan, including without limitation those with respect to compensation deferral, investments, optional forms of benefit, benefit commencement and beneficiaries, shall be recognized for the same purposes under the analogous Keysight Nonqualified Plan.  Any comparable election made by a Returning Agilent Employee under a Keysight Nonqualified Plan shall be recognized for the same purpose under the analogous Agilent Nonqualified Plan.  No new elections shall be permitted under the Keysight

Nonqualified Plans as a result of the operational separation of the Keysight Business on the Operational Separation Date or the Distribution.

Section 7.04.                          Participation; Distributions.  The parties acknowledge that none of the transactions contemplated by this Agreement, the Separation Agreement or any Transaction Document will trigger a payment or distribution of compensation under any of the Agilent Nonqualified Plans or Keysight Nonqualified Plans.

Section 7.05.                          Top Hat Filings.  To the extent applicable, with respect to each Keysight Nonqualified Plan, Keysight shall make the filings described under Dept. of Labor Reg.  § 2520.104-23 within the time prescribed by such regulation.

ARTICLE VIII
HEALTH AND WELFARE BENEFIT PLANS

Section 8.01.                          Welfare Plans.

(a)                                 Establishment of Keysight Welfare Plans.  Subject to Section 9.06 and effective as of the Operational Separation Date, Keysight shall, or shall cause the applicable member of the Keysight Group to, establish the Keysight Welfare Plans.

(b)                                 Waiver of Conditions; Benefit Maximums.

(i)                         Keysight shall use commercially reasonable efforts to cause the Keysight Welfare Plans to:

(A)                               with respect to initial enrollment made pursuant to Section 2.04(c) and coverage of the Keysight Group Employees as of the Operational Separation Date or the Subsequently Transferred Keysight Employees as of the Transfer Date, waive (i) all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any such Keysight Group Employee or Subsequently Transferred Keysight Employee, other than limitations that were in effect with respect to such Keysight Group Employee or Subsequently Transferred Keysight Employee under the applicable Agilent Welfare Plan as of immediately prior to the Operational Separation Date or Transfer Date, as applicable, and (ii) any waiting period limitation or evidence of insurability requirement applicable to such Keysight Group Employee or Subsequently Transferred Keysight Employee other than limitations or requirements that were in effect with respect to such Keysight Group Employee or Subsequently Transferred Keysight Employee under the applicable Agilent Welfare Plans as of immediately prior to the Operational Separation Date or Transfer Date, as applicable; and

(B)                               for any Keysight Group Employee or Subsequently Transferred Keysight Employee, take into account, (i) with respect to monthly, annual, lifetime, or similar maximum benefits available under the Keysight Welfare Plans, such employee’s prior claim experience under the Agilent Welfare; and (ii) any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the applicable Agilent Welfare Plan ending as of the Operational Separation Date or Transfer

Date, as applicable, to be taken into account under such Keysight Welfare Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year to the same extent as such expenses were taken into account by Agilent for similar purposes prior to the Operational Separation Date or Transfer Date, as applicable, as if such amounts had been paid in accordance with such Keysight Welfare Plan.

(ii)                      Agilent shall use commercially reasonable efforts to cause the Agilent Welfare Plans to provide comparable rules as described in Section 8.01(b)(i) with respect to any Returning Agilent Employee.

(c)                                  Flexible Spending Accounts.  With respect to each Keysight Group Employee and Subsequently Transferred Keysight Employee, the parties shall use commercially reasonable efforts to ensure that as of the Operational Separation Date or the Transfer Date, as applicable, any health or dependent care flexible spending accounts of such Keysight Group Employee or Subsequently Transferred Keysight Employee (whether positive or negative) (the “Transferred Account Balances”) under Agilent Welfare Plans that are health or dependent care flexible spending account plans are transferred, as soon as practicable after the Operational Separation Date or the Transfer Date, as applicable, from the Agilent Welfare Plans to the corresponding Keysight Welfare Plans.  Such Keysight Welfare Plans shall assume responsibility as of the Operational Separation Date or Transfer Date, as applicable, for all outstanding health or dependent care claims under the corresponding Agilent Welfare Plans of each Keysight Group Employee or Subsequently Transferred Keysight Employee for the calendar year in which the Operational Separation Date or Transfer Date, as applicable, occurs and shall assume and agree to perform the obligations of the corresponding Agilent Welfare Plans from and after the Operational Separation Date or Transfer Date, as applicable. The parties shall use commercially reasonable efforts to accord comparable treatment to a Returning Agilent Employee and make any adjustment necessary in calculating the Transferred Account Balances

(d)                                 Allocation of Welfare Liabilities.  (i) All outstanding Liabilities relating to, arising out of, or resulting from health and welfare claims incurred by or on behalf of any Keysight Group Employee or Subsequently Transferred Keysight Employee under the Agilent Benefit Plans specified on Schedule 8.01(d) or under the Agilent Technologies, Inc. Health Plan (Actives), Agilent Technologies, Inc. Health Plan for Retirees and Agilent Technologies, Inc. Global Medical Insurance Plan before the Operational Separation Date or Transfer Date, as applicable, including claims incurred but not reported, shall be retained by Agilent.

(ii)                      Effective as of the Operational Separation Date for each Keysight Group Employee and Transfer Date for each Subsequently Transferred Keysight Employee, Keysight shall assume all Liabilities relating to, arising out of or resulting from all other health and welfare coverage or claims incurred by or on behalf of such Keysight Group Employee or Subsequently Transferred Keysight Employee under the Agilent Welfare Plans or Keysight Welfare Plans before, at, or after the Operational Separation Date or Transfer Date, as applicable.

(iii)                   For these purposes, a claim or Liability is deemed to be incurred:  (a) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (b) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability;  and (c) with respect to disability benefits, upon the date of an Employee’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability.

Section 8.02.                          COBRA and HIPAA.  Agilent shall continue to be responsible for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Agilent Welfare Plans or Keysight Welfare Plans with respect to any Agilent Group Employee and Agilent Returning Employee who incur a qualifying event under COBRA before, as of, or after the Operational Separation Date.  Effective as of the Operational Separation Date with respect to any Keysight Group Employee or Transfer Date for any Subsequently Transferred Keysight Employee, Keysight shall assume responsibility for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Keysight Welfare Plans with respect to any such Keysight Group Employee or Subsequently Transferred Keysight Employee who incur a qualifying event or loss of coverage under the Agilent Welfare Plans and/or the Keysight Welfare Plans before, as of, or after the Operational Separation Date or Transfer Date, as applicable.  The parties agree that the consummation of the transactions contemplated by the Separation Agreement shall not constitute a termination of employment for purposes of COBRA.

Section 8.03.                          Vacation, Holidays and Leaves of Absence.  Effective as of the Operational Separation Date, with respect to the Keysight Group Employees and effective as of the Transfer Date, with respect to any Subsequently Transferred Keysight Employees, Keysight shall assume, or cause its relevant Subsidiary to assume, all Liabilities of the Agilent Group with respect to earned vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each Keysight Group Employee and Subsequently Transferred Keysight Employee unless otherwise required by applicable Law.  Agilent or its relevant Subsidiary shall retain all Liabilities with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for Agilent Group Employees and effective as of the Transfer Date, Returning Agilent Employees.

Section 8.04.                          Severance and Unemployment Compensation.  Effective as of the Operational Separation Date, with respect to Keysight Group Employees and effective as of the Transfer Date, with respect to any Subsequently Transferred Keysight Employees, Keysight shall assume, or cause its relevant Subsidiary to assume, any and all Liabilities to, or relating to, Keysight Group Employees or Subsequently Transferred Keysight Employees in respect of severance and unemployment compensation, regardless of whether the event giving rise to the Liability occurred before, at or after the Operational Separation Date or Transfer Date, as applicable unless otherwise required by applicable Law.  Agilent or its relevant Subsidiary shall be responsible for any and all Liabilities to, or relating to, Agilent Group Employees and effective as of the Transfer Date, Returning Agilent Employees in respect of severance and unemployment compensation, regardless of whether the event giving rise to the Liability occurred before, at or after the Operational Separation Date.

Section 8.05.                          Insurance Contracts.  To the extent that any Agilent Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, the parties will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for Keysight (except to the extent that changes are required under applicable Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both Agilent and Keysight for a reasonable term.  Neither party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other party.  Each party shall be responsible for any additional premiums, charges, or administrative fees that such party may incur pursuant to this Section 8.05.

Section 8.06.                          Third-Party Vendors.  Except as provided below, to the extent that any Agilent Welfare Plan is administered by a third-party vendor, the parties will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for Keysight and to maintain any pricing discounts or other preferential terms for both Agilent and Keysight for a reasonable term.  Neither party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other party.  Each party shall be responsible for any additional premiums, charges, or administrative fees that such party may incur pursuant to this Section 8.06.

Section 8.07.                          California Disability Benefits.  As of the Operational Separation Date, Keysight shall adopt a state voluntary disability plan for California.  Agilent shall assign and Keysight shall assume liability with respect to any Keysight Group Employee entitled to California voluntary disability benefits. As of the Operational Separation Date or as soon as practical thereafter, Keysight will establish the Keysight California Voluntary Plan Fund and on the Operational Separation Date or as soon as practical thereafter, Agilent shall cause the Agilent California Voluntary Plan Fund to transfer to the Keysight California Voluntary Plan Fund the account balances with respect to the Keysight Group Employees (or on the Transfer Date or such other date as agreed to by the parties with respect to Subsequently Transferred Keysight Employees).  With respect to any Returning Agilent Employees, on the Transfer Date or such other date as agreed to by the parties, the Keysight California Voluntary Plan Fund will transfer to Agilent California Voluntary Plan Fund the account balance of any such Returning Agilent Employee.

Section 8.08.                          Retiree Medical Trust Account.  Subject to Section 9.06, before the Operational Separation Date, Keysight shall establish the Keysight Retiree Medical Trust.  On or within 30 days following the Operational Separation Date, to the extent that there are assets attributable to premium payments made by the Keysight Group Employees in the Agilent Retiree Medical Trust, such assets will be transferred to the Keysight Retiree Medical Trust.  Any such transfer occurring after the Operational Separation Date will be adjusted by earnings and benefit payments, if any, made to Keysight Group Employees with respect to such premium payments.

Section 8.09.                          Fringe Benefits.  Effective as of the Operational Separation Date, Keysight shall adopt fringe benefit arrangements, if any, as it deems to be appropriate.

Section 8.10.                          Workers’ Compensation.  The treatment of workers’ compensation in connection with the operational separation of the Keysight Business and the Distribution shall be governed by the Separation Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01.                          Information Sharing and Access.

(a)                                 Sharing of Information.  Subject to any limitations imposed by applicable Law, Agilent and Keysight (acting directly or through members of the Agilent Group or the Keysight Group, respectively) shall provide to the other and their respective authorized agents and vendors all information necessary (including information for purposes of determining benefit eligibility, participation, vesting and calculation of benefits) on a timely basis under the circumstances for the parties to perform their respective duties under this Agreement.  To the extent that such information is maintained by a third party vendor, each party shall use its commercially reasonable best efforts to require the third party vendor to provide the necessary information and assist in resolving discrepancies or obtaining missing data.

(b)                                 Transfer of Personnel Records and Authorization.  Subject to any limitation imposed by applicable Law and to the extent that it has not done so before the Operational Separation Date, Agilent shall transfer to Keysight any and all employment records (including any Form I-9, Form W-2 or other IRS forms) with respect to Keysight Group Employees (and Subsequently Transferred Keysight Employee) and other records reasonably required by Keysight to enable Keysight properly to carry out its obligations under this Agreement.  Such transfer of records generally shall occur as soon as administratively practicable at or after the Operational Separation Date.  Each party will permit the other party reasonable access to Employee records, to the extent reasonably necessary for such accessing party to carry out its obligations hereunder.

(c)                                  Access to Records.  To the extent not inconsistent with this Agreement, the Separation Agreement or any applicable privacy protection Laws or regulations, reasonable access to Employee-related and benefit plan related records after the Operational Separation Date will be provided to members of the Agilent Group and members of the Keysight Group pursuant to the terms and conditions set forth in Article IV of the Separation Agreement.

(d)                                 Maintenance of Records.  With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, Agilent and Keysight shall comply with all applicable Laws, regulations and internal policies, including each party’s document retention policy; provided that the period for retention shall be the longest period required by any of the foregoing, as applicable, to such party.  Agilent and Keysight shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

(e)                                  Cooperation.  Each party shall use commercially reasonable best efforts to cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection laws) all relevant documents, resolutions, government filings, data, payroll, employment and benefit plan information on regular timetables and cooperate as needed with respect to (i) any claims under or audit of or litigation with respect to any employee benefit plan, policy or arrangement contemplated by this Agreement, (ii) efforts to seek a determination letter, private letter ruling or advisory opinion from the IRS or U.S. Department of Labor on behalf of any employee benefit plan, policy or arrangement contemplated by this Agreement, (iii) any filings that are required to be made or supplemented to the IRS, U.S. Pension Benefit Guaranty Corporation, U.S. Department of Labor or any other Governmental Authority, and (iv) any audits by a Governmental Authority or corrective actions in either case, relating to any Benefit Plan, labor or payroll practices; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations.

(f)                                   Confidentiality.  Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 6.2 of the Separation Agreement and the requirements of applicable Law.

Section 9.02.                          Consistency of Tax Positions; Duplication.  Agilent and Keysight shall individually and collectively use commercially reasonable best efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers’ compensation contributions, or unemployment contributions arising on or after the Operational Separation Date.  Agilent and Keysight shall take consistent reporting and withholding positions with respect to any such taxes or contributions.

Section 9.03.                          Employment and ERISA Litigation.  All disputes involving an Agilent Benefit Plan or Keysight Benefit Plan (other than a claim where the participant has not exhausted the administrative claims procedure) and all employment related litigation shall be governed by the Separation Agreement.

Section 9.04.                          Costs.  Fees, costs and expenses relating to the establishment of Keysight Benefit Plans and the transfer of employment of Keysight Group Employees, and subsequently Transferred Employees and Returning Agilent Employees shall be borne by Agilent with respect to separation costs incurred or accrued prior to the Operational Separation Date.  Fees, costs and expenses incurred or accrued with respect to third party service providers relating to the establishment of Keysight Benefit Plans on or after the Operational Separation Date relating to such plans and employment transfers of Keysight Group Employees and Subsequently Transferred Employees shall be borne by Keysight.

Section 9.05.                          Employee Notices and Governmental Filings.  Effective as of the Operational Separation Date, except as otherwise provided by applicable law, Keysight shall be responsible for employee communications and legal filing including governmental filings with the Internal Revenue Service, Department of Labor and the Pension Benefit Guaranty Corporation with respect to Keysight Benefit Plans.

Section 9.06.                          Preservation of Rights to Amend.  The rights of each member of the Agilent Group and each member of the Keysight Group to amend, waive, or terminate any Benefit Plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 9.07.                          Fiduciary Matters.  Agilent and Keysight acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and neither party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard.  Each party shall be responsible for taking such actions as are deemed to be necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 9.08.                          Section 409A of the Code.  The parties acknowledge that the provisions of the Agreement, the Separation Agreement or any Transaction Documents shall be interpreted and implemented in a manner to avoid the imposition on Employees of taxes under Section 409A of the Code.  If any of the provisions of this Agreement would result in imposition of taxes and/or penalties under Section 409A of the Code, the parties shall cooperate in good faith to modify the applicable provision in order to comply with the provisions of Section 409A of the Code, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions.  Notwithstanding the foregoing, neither the parties nor any of their Affiliates shall have any liability to any Employee in the event that Section 409A applies to any payment in a manner that results in adverse tax consequences for an Employee.

Section 9.09.                          Further Assurances.  Each party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other party hereto may reasonably request to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

(a)                                 Corporate Power.  Agilent represents on behalf of itself and on behalf of other members of the Agilent Group, and Keysight represents on behalf of itself and on behalf of other members of the Keysight Group, as follows:

(b)                                 each such Person has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby; and

(c)                                  this Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

Section 9.10.                          Dispute Resolution.  The dispute resolution procedures set forth in Article VII of the Separation Agreement shall apply to any dispute, controversy or claim arising out of or relating to this Agreement.

Section 9.11.                          Governing Law.  This Agreement and, unless expressly provided therein, each other Transaction Document, shall be governed by and construed and interpreted in accordance with the Laws of Delaware without giving effect to the principles of conflicts of law thereof.

Section 9.12.                          Survival of Covenants.  The covenants and other agreements contained in this Agreement, and liability for the breach of any obligations contained herein, shall survive each of the reorganization (as that term is defined in the Separation Agreement) and the Distribution and shall remain in full force and effect.

Section 9.13.                          Force Majeure.  No party shall be deemed to be in default of this Agreement for any delay or failure to fulfill any obligation hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.  In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.  A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.

Section 9.14.                          Notices.  All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (in the case of facsimile or electronic transmission, followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.14):

If to Agilent, to:

Agilent Technologies, Inc.
5301 Stevens Creek Blvd.
M/S 1A-PB
Santa Clara, CA 95051
Attention:	General Counsel
Facsimile:	408-345-8958

With a copy (until the Effective Time) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Daniel A. Neff
Stephanie J. Seligman
Facsimile:	(212) 403-2000

If to Keysight, to:

Keysight Technologies, Inc.
1400 Fountaingrove Parkway
Santa Rosa, CA 95403
Attention:	General Counsel
Facsimile:	707-540-6494

With a copy (until the Effective Time) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Daniel A. Neff
Stephanie J. Seligman
Facsimile:	(212) 403-2000

Any party may, by notice to the other party, change the address to which such notices are to be given.

Section 9.15.                          Termination.  Notwithstanding any provision to the contrary, this Agreement may be terminated and the Distribution abandoned at any time prior to the Effective Time by and in the sole discretion of Agilent without the prior approval of any Person, including Keysight.  In the event of such termination, this Agreement shall become void and no party, or any of its officers and directors shall have any liability to any Person by reason of this Agreement.  After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by each of the parties to this Agreement.

Section 9.16.                          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 9.17.                          Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement (including any Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

Section 9.18.                          Assignment.  This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto, except that a party may assign any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business of such party or in connection with a merger transaction in which such party is not the surviving entity; provided, however, that, in each case, no such assignment shall release such party from any liability or obligation under this Agreement and the surviving entity of any merger or the transferee of such assets or businesses shall agree in writing to be bound by the terms of this Agreement as if named as a party hereto.

Section 9.19.                          Third-Party Beneficiaries.  The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any other Person except the parties any rights or remedies hereunder.  There are no other third party beneficiaries of this Agreement and this Agreement shall not provide any other third party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.  Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan.  The provisions of this Agreement are solely for the benefit of the parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement.  This Agreement may not be assigned by any party, except with the prior written consent of the other parties.

Section 9.20.                          Specific Performance.  Subject to Article VII of the Separation Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights or their rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative.  The parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at Law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the parties.

Section 9.21.                          Amendments.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to this Agreement.  No waiver by any party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the party so waiving.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.  The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision of this Agreement.

Section 9.22.                          Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (iv) references to “$” shall mean U.S. dollars, (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) unless the context requires otherwise, references to “party” shall mean Agilent or Keysight, as appropriate, and references to “parties” shall mean Agilent and Keysight, (ix) provisions shall apply, when appropriate, to successive events and transactions, (x) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (xi) Agilent and

Keysight have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (xii) a reference to any Person includes such Person’s successors and permitted assigns.

Section 9.23.                          Counterparts.  This Agreement may be executed in one (1) or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one (1) and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Shiela Barr Robertson
Name: Shiela Barr Robertson
Title: Senior Vice President, Corporate Development and Strategy

KEYSIGHT TECHNOLOGIES, INC.

By:	/s/ Ronald S. Nersesian
Name: Ronald S. Nersesian
Title: President and Chief Executive Officer

Schedule 2.04(a)(i)

Material Agilent Benefit Plans to be adopted by Keysight as of Operational Separation Date

(subject to the terms of the Agreement)

List of Agilent Technologies, Inc. Employee Benefit Plans

Health and Welfare Plans

#	Plan Name
1	Agilent Technologies, Inc. Health Plan (Actives)
2	Agilent Technologies, Inc. Health Plan for Retirees
3	Agilent Technologies, Inc. Reimbursement Arrangement (ARA) Plan
4	Agilent Technologies, Inc. Retiree Medical Account (RMA) Plan
5	Agilent Technologies, Inc. Employee and Family Assistance Plan (EFAP)
6	Agilent Technologies, Inc. Global Medical Insurance Plan
7	Agilent Technologies, Inc. Business Travel Health Plan (BTH)
8	Agilent Technologies, Inc. Business Travel Accident Plan (BTA)
9	Agilent Technologies, Inc. Health Care Spending Plan (HCSP)
10	Agilent Technologies, Inc. Cafeteria Plan
11	Agilent Technologies, Inc. Dependent Care Spending Plan (DCSP)
12	Agilent Technologies, Inc. Disability Plan, includes NY, NJ, CA, HI supplements
13	Agilent Technologies, Inc. Survivor Protection Plan (SPP)(1)
14	Agilent Technologies, Inc. Workforce Management Severance Benefit Plan (WFM)
15	Agilent Technologies, Inc. Executive Physical Program (a top hat plan)

Retirement Plans

#	Plan Name
1	Agilent Technologies, Inc. 401(k) Plan (401(k))
2	Agilent Technologies, Inc. Retirement Plan (RP)
3	Agilent Technologies, Inc. Deferred Profit-Sharing Plan (frozen) (DPSP)

Executive Compensation and Other Nonqualified Plans

#	Plan Name
1	Agilent Technologies, Inc. 2005 Deferred Compensation Plan (DCP)
2	Agilent Technologies, Inc. Deferred Compensation Plan (Frozen)
3	Agilent Technologies, Inc. Supplemental Benefit Retirement Plan (SBRP)
4	Agilent Technologies, Inc. Excess Benefit Retirement Plan (Frozen) (EBRP)
5	Agilent Technologies, Inc. International Relocation Benefit Plan (Frozen) (IRBP)

Non-U.S. Plan

1	Those certain Non-US Agilent Benefit Plans as agreed by the parties

(1)  Includes Group Universal Life Insurance (GUL)

Schedule 2.04(a)(ii)

Material Agilent Benefit Plans to be adopted by Keysight as of the Effective Time or Distribution Date (subject to terms of the Agreement)

Equity Plans

#	Plan Name
1	Agilent Technologies, Inc. 1999 Stock Option Plan (Amended & Restated 2006)
2	Agilent Technologies, Inc. 2009 Stock Plan
3	Agilent Technologies, Inc. Employee Stock Purchase Plan (Amended & Restated 2008)
4	Agilent Technologies, Inc. Long-Term Performance Program (Amended & Restated 2005)
5	Agilent Technologies, Inc. 1999 Non-Employee Director Stock Plan (Amended & Restated 2007)

Executive Compensation and other Nonqualified Plans

Agilent Technologies, Inc. Variable Pay Plan, Inc.
Agilent Technologies, Inc., 2010 Performance-Based Compensation Plan for Covered Employees
Agilent Technologies, Inc. 2010 Performance-Based Compensation Plan for Non-Covered Employees

Non-U.S. Plans

Those certain Non-US Agilent Benefit Plans as agreed by the parties

Schedule 2.04(a)(iii)

Agilent Benefit Plans to be adopted by Keysight as soon as practical after the Distribution Date (subject to terms of the Agreement)

Executive Compensation and Other Nonqualified Plans

Agilent Technologies, Inc. 2005 Deferred Compensation Plan for Non-Employee Directors

Non-U.S. Plans

Those certain Non-US Agilent Benefit Plans as agreed by the parties

Schedule 2.04(b)

Material Agilent Benefit Plans that Will Not Be Mirrored By Keysight

Agilent Technologies, Inc. Long-Term Care Insurance Plan

Agilent Technologies, Inc. Global Relocation Supplement Plan

Agilent Technologies, Inc. Voluntary Severance Incentive Plan

Agilent Technologies, Inc. Deferred Compensation Plan for Non-Employee Directors (Frozen)

Agilent Technologies, Inc. Change of Control Severance Plan

Those certain Non-US Agilent Benefit Plans as agreed by the parties

Schedule 6.01(a)

List of Countries where Defined Benefit Plans Will Not Be Replicated

Australia

China (one defined contribution plan cannot be replicated)

Denmark

France

Switzerland

Schedule 6.01(a)(i)(A)

List of Forward Spin Countries

Argentina

Austria

Belgium

Canada

China (two defined contribution plans replicated)

Finland

Germany

Hong Kong

India

Italy

Korea

Mexico

Netherlands

Puerto Rico

Russia

Singapore

Spain

Sweden

Taiwan

Schedule 6.01(a)(i)(B)

List of Countries where Former Keysight Employees do not transfer to the New Keysight Plan

Mexico

Schedule 6.01(a)(i)(C)

List of Countries Where Valuation other than PBO is used with respect to Defined Benefit Plans

Belgium

Finland

Netherlands

Sweden

Schedule 6.01(b)(i)

List of Reverse Spin Countries

Israel

Malaysia

United Kingdom

Schedule 6.01(b)(ii)

List of Reverse Spin Countries Where Former Agilent Employees do not transfer to New Agilent Plan and List of Reverse Spin Countries Where Valuation of other than PBO is used with respect to Defined Benefit Plans

A. Reverse Spin Countries Where Former Agilent Employees do not transfer to New

Agilent Plan

United Kingdom (two retirees/inactives)

B. Reverse Spin Countries Where Valuation of other than PBO is used with respect to Defined Benefit Plans

United Kingdom

Schedule 6.02(a)

List of Countries with Shared Plans

Brazil

Japan

Schedule 8.01(d)

Agilent Welfare Plans where Agilent will retain liabilities on a claims incurred basis

Agilent Technologies, Inc. Business Travel Health Plan (BTH)

Agilent Technologies, Inc. Business Travel Accident Plan (BTA)

Agilent Life insurance benefits as described under the Agilent Technologies, Inc. Survivor Protection Plan

Group Universal Life as described under the Agilent Technologies, Inc. Survivor Protection Plan

Agilent Technologies, Inc. Employee and Family Assistance Plan